Exhibit 10.2


                           CONSTRUCTION LOAN AGREEMENT


                                 BY AND BETWEEN



                              COLONIAL DOWNS, L.P.


                                       AND


                         PNC BANK, NATIONAL ASSOCIATION


                           CLOSING DATE: JUNE 26, 1997



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                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

1.       DEFINITIONS
         1.1      Definitions.                                             1
         1.2      Interpretation.                                         17
         1.3      Accounting Principles.                                  18

2.       AGREEMENT TO BORROW AND LEND                                     18
         2.1      Agreement to Borrow and Lend.                           18
         2.2      The Note.                                               18
         2.3      Term.                                                   18
         2.4      Extension Option                                        18

3.       LOAN INTEREST RATES, PAYMENTS AND FEES                           20
         3.1      Interest Rate Options.                                  20
         3.2      Construction Loan Requests/Interest Periods.            20
         3.3      Default Interest and Late Payment Charge.               21
         3.4      Euro-Rate Unascertainable.                              22
         3.5      Selection of Interest Rate Options.                     23
         3.6      Payments.                                               23
         3.7      [Intentionally Omitted]                                 23
         3.8      Interest Payment Dates.                                 23
         3.9      Optional Prepayments.                                   23
         3.10     Mandatory Principal Payments                            24
         3.11     Application Among Interest Rate Options.                24
         3.12     Additional Compensation in Certain Circumstances.       25
         3.13     Fees                                                    26

4.       AFFIRMATIVE COVENANTS                                            26
         4.1      Preservation of Existence.                              27
         4.2      Payment of Liabilities, Including Impositions.          27
         4.3      Compliance With Laws.                                   27
         4.4      Keeping of Records and Books of Account.                27
         4.5      Visitation Rights.                                      27
         4.6      Subordination of Jacobs Loan and Affiliate Loans.       27
         4.7      Maintenance of Insurance.                               28
         4.8      Notice.                                                 29
         4.9      Initial Equity Contribution.                            29
         4.10     Performance of Obligations.                             29
         4.11     Payment of Costs.                                       29
         4.12     Compliance With Agreements.                             30
         4.13     Certificate of No Remedies Event.                       30
         4.14     [Intentionally Omitted]                                 30
         4.15     Title to Land and Improvements.                         30
         4.16     Further Assurances.                                     30
         4.17     Estoppel Certificate.                                   30

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                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

         4.18     Construction of Improvements.                           31
         4.19     Preparation of Plans.                                   31
         4.20     Changes in Construction and Development Documents.      31
         4.21     Payment, Performance and Maintenance Bonds.             32
         4.22     Reliance on Inspecting Architect.                       32
         4.23     Subcontractors.                                         33
         4.24     Purchase of Materials and Conditional Sales Contracts.  33
         4.25     Personal Property.                                      33
         4.26     Repairs.                                                33
         4.27     Inspection and Right to Stop Work.                      33
         4.28     Protection Against Lien Claims.                         34
         4.29     Employee Benefit Plans.                                 34
         4.30     Notices Regarding Multiemployer Pension and
                  Welfare Plans.                                          35
         4.31     Conditions Precedent.                                   35
         4.32     Bank Accounts                                           35
         4.33     Financial Covenants                                     35
         4.34     Control of Borrower                                     36

5.       NEGATIVE COVENANTS                                               36
         5.1      Changes in Organizational Documents.                    36
         5.2      Transfer of Land and Improvements.                      36
         5.3      Change in Ownership.                                    36
         5.4      Liquidation or Merger.                                  37
         5.5      Breach of Documents.                                    37
         5.6      Judgments.                                              37
         5.7      Leasing of Premises.                                    37
         5.8      Changes in Documents.                                   37
         5.9      Material Adverse Change.                                37
         5.10     Conduct of Business.                                    37
         5.11     Creation of Liens.                                      38
         5.12     Value of Collateral.                                    38
         5.13     Transfer of Personalty.                                 38
         5.14     Disposition of Rents.                                   38
         5.15     Materials and Fixtures.                                 38
         5.16     Pension Plans and Benefit Arrangements.                 39
         5.17     ERISA Prohibited Transaction.                           40

6.       DISBURSEMENT MATTERS                                             40
         --------------------
         6.1      Procedures.                                             40
         6.2      Disbursement Amounts.                                   41
         6.3      Cost Information.                                       42
         6.4      First Disbursement.                                     42
         6.5      Subsequent Disbursements.                               43
         6.6      Retainage Disbursements.                                44
         6.7      Post-Completion Disbursements.                          46

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                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

         6.8      Deposit of Funds by Borrower.                           46
         6.9      Additional Security.                                    46

7.       REPORTING REQUIREMENTS                                           47
         7.1      Appraisals, Environmental Reports and Title Reports.    47
         7.2      Financial Reports.                                      47

8.       REPRESENTATIONS AND WARRANTIES                                   47
         8.1      Due Formation; Capacity.                                48
         8.2      Power and Authority.                                    48
         8.3      Validity and Binding Effect.                            48
         8.4      No Conflict.                                            48
         8.5      Other Agreements.                                       49
         8.6      No Conditional Default or Remedies Event.               49
         8.7      No Litigation or Investigations.                        49
         8.8      Financial Statements and Other Information.             49
         8.9      Impositions.                                            49
         8.10     Title Aspects.                                          50
         8.11     Zoning and Governmental Approvals.                      50
         8.12     Plans.                                                  50
         8.13     Utilities.                                              50
         8.14     Security Interests.                                     50
         8.15     Deed of Trust.                                          51

         8.16     Construction and Development Documents.                 51
         8.17     Environmental Matters.                                  51
         8.18     Insurance.                                              51
         8.19     Solvency.                                               51
         8.20     Pension Plans and Benefit Arrangements.                 51

9.       [INTENTIONALLY OMITTED]                                          53

10.      DEFAULTS AND REMEDIES                                            53
         10.1     Events of Default.                                      53
         10.2     Remedies.                                               55
         10.3     Notice of Sale.                                         57

11.      MISCELLANEOUS                                                    57
         11.1     Modifications, Amendments or Waivers.                   57
         11.2     No Implied Waivers; Cumulative Remedies; Writing
                  Required.                                               57
         11.3     Reimbursement and Indemnification of the Bank
                  by the Borrower; Impositions.                           57
         11.4     Holidays.                                               59
         11.5     Funding by Branch, Subsidiary or Affiliate.             59
         11.6     Notices.                                                59

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                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

         11.7     Severability.                                           60
         11.8     Governing Law.                                          60
         11.9     Prior Understanding.                                    60
         11.10    Duration; Survival.                                     60
         11.11    Successors and Assigns.                                 60
         11.12    Counterparts.                                           61
         11.13    Exceptions.                                             61
         11.14    Consent to Jurisdiction.                                61
         11.15    No Third Parties Benefitted.                            62
         11.16    Authority to File Notices.                              62
         11.17    Signs; Publicity.                                       62
         11.18    Interpretation.                                         62
         11.19    Status of Parties.                                      62
         11.20    Brokerage Fee.                                          63
         11.21    Waiver of Jury Trial.                                   63


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                         LIST OF EXHIBITS AND SCHEDULES

Exhibits
--------
Exhibit A -    Development Budget
Exhibit B -    Form of Request for Disbursement
Exhibit C -    Forms of Architect's Contractor's and Engineer's Consents and
               Architect's and Engineer's Certificates
Exhibit D -    Request for Extension
Exhibit E -    Items to be Supplied
Exhibit F -    Interest Rate Request

Schedules
---------

Schedule I     Names, Addresses, Telephone and Telecopier Numbers of Parties
Schedule II    Excluded Equipment
Schedule III   Excluded Debt
Schedule IV    Included Equipment

                           CONSTRUCTION LOAN AGREEMENT

         THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") made as of the 26th day of June, 1997, by and between COLONIAL DOWNS, L.P., a Virginia limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                   WITNESSETH:

         WHEREAS, the Borrower has requested that the Bank provide a construction and term loan to the Borrower in an aggregate principal amount not to exceed $10,000,000 (each initially capitalized term used in these recitals having the meaning ascribed to it in Article 1);

         WHEREAS, the Construction Loan shall be used to finance the construction of a thoroughbred and standardbred race track and related facilities located in New Kent County, Virginia; and

         WHEREAS, the Bank is willing to provide the Construction Loan upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                                 1. DEFINITIONS

         1.1      Definitions.

         In addition to words and terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Acceleration Event" shall mean (i) the occurrence of any uninsured damage to or loss due to theft or destruction to any of the Collateral which Borrower or Guarantors are financially unable to replace or (ii) any of the Loan Documents shall cease to be legal, valid and binding agreements, enforceable against the Borrower or Guarantors in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with their terms) or become judicially declared to be ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby or (iii) any party shall obtain an order or decree in any court of competent jurisdiction enjoining the construction of the Improvements or to delay construction of the same or to enjoin or prohibit the Bank or the Borrower from carrying out the terms and conditions of any of the Loan Documents and such order or decree is not vacated or stayed within ninety (90) days after the filing thereof.

         "Affiliate" as to any Person shall mean any other Person which (i) directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds more than 50% of any class of the voting stock (or in the case of a Person which is not a corporation, more than 50% of the equity interest) of such Person, or (iii) more than 50% of the voting stock (or in the case of a Person which is not a corporation, more than 50% of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. "Control," as used herein, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         "Agreement" shall mean this Construction Loan Agreement as the same may be supplemented, amended, renewed or replaced from time to time in writing by the parties hereto, including all schedules and exhibits hereto.

         "Amortization Period" shall mean the period of time during the term of the Loan where Borrower shall make the Mandatory Principal Payments to Lender; which period shall begin on the earlier of (i) March 31, 1998 or (ii) six months following the commencement of live horse racing at the Project.

         "Architect" shall mean P.M.D. Architects, or such other architect as may be approved by Bank.

         "Architect's Agreement" shall mean that certain Standard Form of Agreement between Owner and Architect dated May 26, 1996, entered into between Borrower and the Architect, and all exhibits and attachments thereto, as the same may be amended from time to time in writing by the parties thereto with the consent of the Bank in accordance with the terms of this Agreement.

         "Assignment of Construction and Development Documents" shall mean that certain Assignment of Construction and Development Documents of even date herewith from the Borrower to the Bank, as the same may be amended, replaced or supplemented from time to time in writing by the Borrower and the Bank.

         "Assignment of Leases and Rents" shall mean that certain Assignment of Leases and Rents of even date herewith from the Borrower to the Bank, as the same may be amended, replaced or supplemented from time to time in writing by the Borrower and the Bank.

         "Assignment of Development Agreement" shall mean that certain Assignment of Development Agreement of even date herewith from the Borrower to the Bank, and consented to by Delmarva Properties, Inc., a Virginia corporation, as the same may be amended, replaced or supplemented from time to time in writing by the parties thereto.

         "Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement of even date herewith from the Borrower and Racing to the Bank, as the same may be amended, replaced or supplemented from time to time in writing by the Borrower, Racing and the Bank.

         "Assumed Debt Service" shall have the meaning assigned to such term in
Section 2.4.

         "Authorized Officer" shall mean those persons designated by written notice to the Bank from the Borrower, who are authorized to execute notices, reports and other documents required hereunder. The Borrower may amend such list of persons from time to time by giving written notice of such amendment to the Bank.

         "Bank Debt" shall mean all obligations, liabilities and indebtedness of the Borrower to the Bank, its successors, assigns or participants, evidenced by, arising under or directly relating to the Loan Documents, whether as principal, guarantor, surety or otherwise, secured or unsecured, joint and/or several, absolute or contingent, due or not due, matured and unmatured, original, renewed, extended, refinanced or replaced, now existing or hereafter incurred or created, consensual or created by Law, and including principal (whether resulting from advances made by the Bank or from indebtedness purchased by the
Bank), interest, yield protection payments, premiums, fees, expenses (including reasonable collection expenses), taxes, charges, commissions and reasonable attorneys' fees actually incurred, including indemnification obligations of Borrower with respect to any claims that may be made against the Bank whether arising before or after payment of Bank Debt or any assignment or participation of Bank Debt, and including all obligations, liabilities and indebtedness of Borrower to the Bank incurred or arising after the commencement of any case by or against Borrower under the U.S. Bankruptcy Code, specifically including any post-petition interest or advances.

         "Base Rate" shall have the meaning assigned to that term in Section 3.1 hereof.

         "Base-Rate Option" shall have the meaning assigned to that term in
Section 3.1 hereof.

         "Benefit Arrangement" shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Pension Plan, a Multiemployer Pension Plan, nor a Multiemployer Welfare Plan and which is maintained, sponsored or otherwise contributed to, by any member of the ERISA Group.

         "Borrower" shall mean Colonial Downs, L.P., a Virginia limited partnership.

         "Borrower Documents" shall mean the Borrower's limited partnership agreement and the certificate of limited partnership and all amendments thereto.

         "Borrowing Date" shall mean the date for the making of an advance of the Construction Loan or the renewal or conversion thereof to the same or a different Interest Rate Option, which date must be a Business Day.

         "Borrowing Tranche" shall mean (i) portions of the Construction Loan to which a Euro-Rate Option applies by reason of the selection of, conversion to or renewal of such Interest Rate

Option on the same day and having the same Interest Period, and (ii) portions of the Construction Loan to which the Base-Rate Option applies by reason of the selection of or conversion to such Interest Rate Option.

         "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

         "Capital Expenditures" shall have the meaning assigned to such term in
Section 2.4.

         "Category" shall have the meaning assigned to that term in Section
4.20.

         "Closing Date" shall mean the date hereof. The closing shall take place on the Closing Date at the offices of Marcus & Shapira, L.L.C., Pittsburgh, Pennsylvania, or at such other place as the Bank may designate.

         "Closing Fee" shall mean the Borrower's payment to the Bank, on the Closing Date, of the amount of $150,000, which amount is equal to one and one-half percent (1 1/2%) of the maximum principal amount of the Construction Loan.

         "COBRA Violation" shall mean a failure by the Borrower or any member of the ERISA Group to comply with the group health plan continuation coverage requirements of Section 601 et seq. of ERISA.

         "Collateral" shall mean the real estate encumbered by the Deed of Trust and the other Collateral Documents and all security pledged pursuant to this Agreement and the Collateral Documents.

         "Collateral Documents" shall mean the Deed of Trust, the Assignment of Leases and Rents, the Assignment of Management Agreement, the Assignment of Construction and Development Documents, the Assignment of Development Agreement, and the Financing Statements.

         "Completion Date" shall mean the date by which all of the conditions to the release of Retainage contained in Section 6.6(b)(iii) shall occur, which must be on or before September 1, 1997.

         "Completion Guaranties" shall mean those four (4) certain Continuing Agreements of Guaranty and Suretyship (Completion), of even date herewith, given by each of the Guarantors to the Bank, as the same may be amended, replaced or supplemented from time to time in writing by the applicable Guarantor and the Bank.

         "Conditional Default" shall mean an event or condition which, with the passage of time, the giving of notice, or a determination by the Bank, as provided herein, or any combination of the foregoing, would constitute a Remedies Event, provided that any failure to make a payment required under in Section 10.1(a) shall not constitute a Conditional Default or a Remedies Event until the period of time following the due date for any payment provided for thereunder, if any, shall have expired.

         "Conditions for Extension" shall have the meaning assigned to such term in Section 2.4.

         "Consequential Loss" shall mean an amount equal to the present value (as determined by Bank) of the product of (a) the positive difference resulting from subtracting the interest rate for a portion of the Construction Loan subject to the Euro-Rate Option which would be applicable to a similarly sized Borrowing Tranche determined on the day of prepayment for a period of time commencing on the date of prepayment and terminating on the last day of the Euro-Rate Interest Period for the Borrowing Tranche being prepaid from the interest rate for the Euro-Rate Option actually in effect for the Borrowing Tranche being prepaid; and (b) the amount of the Borrowing Tranche; and (c) a fraction with a numerator equal to the number of days remaining in the Euro-Rate Interest Period of the Borrowing Tranche being prepaid and a denominator of 360. Any certificate of Bank delivered to Borrower setting forth the amount of Consequential Loss as provided herein shall show the calculations required to determine such Consequential Loss and shall be conclusive and binding, absent manifest error, as to such amount and determination.

         "Construction and Development Documents" shall mean the Construction Contract, the Architect's Agreement, the Engineer's Agreement, the Plans, the Governmental Approvals, and all other instruments, documents and rights relating to the design, construction and development of the Improvements.

         "Construction Contract" shall mean that certain AIA Standard Form of Agreement between owner and Construction Manager dated February 10, 1997 entered into by Borrower and Contractor with respect to the construction of the Improvements.

         "Construction Loan" shall mean the loan to be made by the Bank pursuant to this Agreement in the maximum principal amount of $10,000,000.

         "Contractor" shall mean Norglass, Inc. an Ohio corporation, or such other contractor as may be approved by the Bank.

         "Credit Agreement" shall mean that certain Revolving Line of Credit Agreement of even date herewith between Borrower and Bank, as the same may be amended, replaced or supplemented from time to time.

         "Deed" shall mean that certain Deed dated March 19, 1997 conveying the land to the Borrower from Chesapeake Forest Products Company, filed with the Clerk of the Circuit Court of New Kent County, Virginia at Deed Book 241, page 452.

         "Deed of Trust" shall mean that certain Deed of Trust and Security Agreement, of even date herewith, given by the Borrower and Holdings to Lawyers Title Realty Services, Inc., a Virginia corporation, which main office is located in Henrico County, as trustee, for the benefit of the Bank, among other things, securing the Note, as the same may be amended, replaced or supplemented from time to time in writing with the prior written consent of the Bank.

         "Default Rate" shall mean interest at a rate per annum which shall be four percent (4%) above the Prime Rate.

         "Development Agreement" shall mean that certain Development Agreement dated October 16, 1996, between Borrower and Delmarva Properties, Inc., a Virginia corporation.

         "Development Budget" shall mean the Development Budget attached to this Agreement as Exhibit A, as the same may be amended from time to time in writing by the Borrower and approved by the Bank in accordance with Section 6.3 of this Agreement.

         "Disbursement Request" shall mean any request for proceeds of the Construction Loan in accordance with Article 6 hereof.

         "Dollar," "U.S. Dollar" and the symbol "$" shall mean the lawful money of the United States of America.

         "EBITDA" shall mean net income plus depreciation plus amortization plus other non-cash losses plus Interest Expense plus income taxes less non-cash gains, as determined in accordance with GAAP.

         "Engineer" shall mean Resource International, Ltd., a Virginia corporation, or such other engineer as may be approved by the Bank.

         "Engineer's Agreement" shall mean that certain Agreement for Engineering Services entered into between Borrower and Engineer dated May 28, 1997, relating to the furnishing of civil engineering services by Engineer with respect to the Improvements, and all exhibits and attachments thereto, as the same may be amended from time to time in writing by the parties thereto with the consent of the Bank in accordance with the provisions of this Agreement.

         "Environmental Complaint" shall mean any written complaint setting forth a cause of action for personal or property damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Law by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any Environmental Law or any Environmental Conditions, as the case may be.

         "Environmental Conditions" shall mean any adverse change in the conditions of the environment, including, without limitation, the work place, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of

Regulated Substances resulting from the renovation and construction of the Improvements or the use of, or operations on, the Land.

         "Environmental Indemnity Agreement" shall mean that certain Hazardous Materials Certificate and Indemnity Agreement of even date herewith from Borrower and Guarantors to the Bank, as the same may be amended, replaced or supplemented from time to time in writing by the parties thereto with the prior written consent of the Bank.

         "Environmental Laws" shall mean all federal, state and local laws and regulations, including permits, judicial and administrative orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

         "Environmental Report" shall mean that certain Phase I Environmental Site Assessment dated April 23, 1997 prepared by Resource International, Ltd. together with all annexes, schedules, exhibits and attachments thereto, including a reliance letter indicating that the Bank may rely on such report in making the Construction Loan.

         "Equipment Financing" shall mean the financing and equipment leases relating to the Excluded Equipment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         "ERISA Group" shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Rate" shall mean with respect to any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "offered" eurodollar rate evidenced by Telerate page 4756 as quoted by Exco Noonan, Inc., or such other display page on the Telerate System as may replace such page (or appropriate successor or, if Exco Noonan, Inc. or its successor ceases to provide such quotes, a comparable replacement as determined by Bank) at 9:00 a.m., Eastern time, two (2) Business Days prior to the first day of such Interest Period in amounts comparable to such Borrowing Tranche and having maturities comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

            Telerate Display Page 4756 as quoted by Exco
Euro-Rate = Noonan, Inc. or appropriate successor

            1.00 - Euro-Rate Reserve Percentage

Each determination by the Bank of the Euro-Rate or of the non-existence or non-determinability through its customary means of any Euro-Rate, in the absence of manifest error, shall be conclusive and binding. The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive and binding absent manifest error.

         "Euro-Rate Option" shall have the meaning assigned to that term in
Section 3.1.

         "Euro-Rate Reserve Percentage" shall mean the maximum effective percentage (expressed as a decimal rounded upward to the nearest 1/100th of 1%) applicable to the Bank, which is in effect during any relevant period, as specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserves) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such system with deposits exceeding Five Billion Dollars ($5,000,000,000). Each determination by the Bank of a Euro-Rate Reserve Percentage, in the absence of manifest error, shall be conclusive and binding.

         "Event of Default" or "Events of Default" shall have the meaning assigned to those terms in Section 10.1.

         "Excluded Equipment" shall mean the items listed on Schedule II hereto.

         "Exhibits" shall mean those schedules and exhibits attached hereto and made a part hereof, including Schedule I - Names, Addresses, Telephone and Telecopier Numbers of Parties; Schedule II - Excluded Equipment; Schedule III - Excluded Debt; Schedule IV - Included Equipment; Exhibit A - Development Budget; Exhibit B - Form of Request for Disbursement; Exhibit C - Forms of Architect's, Contractor's and Engineer's Consents and Form of Architect's and Engineer's Certificates; Exhibit D - Request for Extension; Exhibit E - Items to be Supplied; and Exhibit F - Interest Rate Request.

         "Expiration Date" shall mean the earlier of (i) June 30, 2000, which date is three (3) years following the Closing Date, as such date may be extended pursuant to Section 2.4 below or (ii) the date upon which the Construction Loan is accelerated pursuant to this Agreement .

         "Extension Fee" shall mean each extension fee payable by Borrower to Bank upon Borrower's exercise of each Extension Option in an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the Construction Loan at the commencement of the applicable Extension Period.

         "Extension Options" shall have the meaning assigned to such term in
Section 2.4 hereof.

         "Extension Periods" shall have the meaning assigned to such term in
Section 2.4 hereof.

         "Financing Statements" shall mean the financing statements which the Bank may from time to time require in order to perfect its security interest in the collateral described in the Deed of Trust, the other Collateral Documents and this Agreement pursuant to the applicable Uniform Commercial Code.

         "First Disbursement" shall mean the first disbursement of Construction Loan proceeds, to be made upon the fulfillment of the conditions set forth in
Section 6.4.

         "Force Majeure" shall mean an act of God, labor dispute, an industrial action of any kind (including, without limitation, a strike, interruption, slowdown, and other similar action on the part of labor), a lockout, war (declared or undeclared), civil war, sabotage, blockage, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, tornado, hurricane, landslide, lightning, earthquake, flood, storm, fire, adverse weather conditions, act of eminent domain, laws, rules, regulations or orders of governmental authority, explosion, breakage or accident to machinery or equipment or pipe or transmission line or other facility, embargo, inability to obtain or delay in obtaining equipment, materials, or transport, or any event similar to the foregoing which is not within the reasonable control of the Borrower, and which has an adverse effect on the ability of the Borrower to perform its obligations.

         "GAAP" shall mean generally accepted accounting principles as are in effect from time to time, and applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur) both as to classification of items and amounts.

         "Governmental Approvals" shall mean all consents, licenses, permits and all other authorizations or approvals required by Official Bodies with respect to the construction, completion, use and occupancy of the Improvements.

         "Guaranties" shall mean collectively, the Payment Guaranties and the Completion Guaranties.

         "Guarantors" shall mean collectively, Richard E. Jacobs, Jeffrey P. Jacobs, Holdings and Racing, and each, individually a "Guarantor".

         "Guaranty" of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

         "Holdings" shall mean Colonial Downs Holdings, Inc., a Virginia corporation, being the owner of all limited partnership interests in the Borrower and all of the stock of Racing.

         "Impositions" shall mean all (i) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges and all other governmental charges and any interest or costs or penalties with respect thereto and charges for any easement or agreement maintained for the benefit of the Land and Improvements, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied or imposed upon the Land or the Improvements, or the rent or income received therefrom, or any use or occupancy thereof, and (ii) other taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against the Borrower or any of its properties.

         "Improvements" shall mean horse racing track and related facilities located in New Kent County, Virginia including a grandstand, track kitchen, barns and paddock to be made in accordance with the Plans as provided in this Agreement.

         "Included Equipment" shall mean the items listed on Schedule IV hereto.

         "Indebtedness" shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

         "Initial Equity Contribution" shall mean the contribution of $23,300,000, and the Land as set forth on the Development Budget and on Exhibit E, Section 1(x), (y) and (z) toward the cost of the Project which shall be made prior to the disbursement of any Construction Loan proceeds.

         "Insolvency Proceedings" shall mean an action or proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation or other similar relief under the U.S. Bankruptcy Code or any present or future statute, Law or regulation, or any proceedings for voluntary liquidation, dissolution or other winding up, or the appointment of any trustee, receiver, liquidator or conservator or similar official (whether in a proceeding or otherwise), or any assignment for the benefit of creditors or any marshalling of assets.

         "Inspecting Architect" shall mean Inspection & Valuation International, or such other person or entity as the Bank may designate from time to time to inspect the construction of the Improvements and to perform other related services with respect thereto on behalf of the Bank.

         "Interest Expense" shall mean, for any period, all interest expense incurred by the Borrower and with the interest payments prorated over the applicable period.

         "Interest Payment Date" shall mean each date specified for the payment of interest in Section 3.8.

         "Interest Period" shall mean the term during which any Euro-Rate will apply, such period to be one, two, three, four, six or twelve months, as Borrower may elect.

         "Interest Rate Option" shall mean the Euro-Rate Option or the Base-Rate Option.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         "Jacobs Loan" shall mean that certain $5,500,000 loan made by CD Entertainment Ltd., an Ohio limited liability company, to Holdings as evidenced by a Convertible Subordinated Note, dated March 21, 1997 and secured by the Second Deed of Trust.

         "Land" shall mean the real property owned by Holdings identified in Exhibit A to the Deed of Trust, together with all rights in and to all easements, rights and privileges benefiting the Land.

         "Law" shall mean any law (including common law), or constitution, statute, treaty, regulation, rule, ordinance, or order applicable to Borrower or Bank, as the context so indicates, or any injunction, writ, decree or award of any Official Body, to which the Borrower or the Bank, as the context so indicates, is a party.

         "Leases" shall have the meaning assigned to such term in the Deed of Trust.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing), other than any of the foregoing created under the Deed.

         "Line of Credit" shall mean the revolving line of credit to be made by the Bank pursuant to the Credit Agreement in the maximum principal amount of $5,000,000.

         "Line of Credit Loan Documents" shall mean the term "Loan Documents" as defined in the Credit Agreement.

         "Loan Documents" shall mean, collectively, this Agreement, the Note, the Guaranties, the Subordination Agreement (Deed of Trust), the Subordination Agreement (Reconveyance Rights), the Pledge Agreement, the Collateral Documents, the Environmental Indemnity, the Line of Credit Loan Documents and the Security Documents and all other documents, instruments, certificates and agreements executed in connection with the Construction Loan or the Line of Credit, as the same may be amended, replaced or supplemented from time to time. "Loan Document" shall mean any of the Loan Documents.

         "Loans" shall mean collectively, the Construction Loan and the Line of Credit.

         "Major Subcontractors" shall mean all subcontractors under any subcontract with the Contractor with respect to the Project which provides for aggregate payments in excess of $200,000.

         "Major Subcontracts" shall mean any subcontract with the Contractor under the Construction Contract with respect to the Project which provides for payments in excess of $200,000.

         "Management Agreement" shall mean that certain Management and Consulting Agreement dated April 22, 1996 among the Borrower, Stansley Management Corp., Racing and the Manager, together with a certain side letter addressed to Borrower from the Manager also dated April 22, 1996.

         "Manager" shall mean Maryland-Virginia Racing Circuit, Inc., a Virginia corporation.

         "Mandatory Principal Payments: shall have the meaning assigned to such term in Section 3.10 hereof.

         "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Construction Loan Document, (b) is or could reasonably be expected to be material and adverse to the business properties, assets, financial condition, results of operations or prospects, as a whole, of the Borrower or either Guarantor, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower or either Guarantor to duly and punctually pay or perform its or his obligations under the Loan Documents, or
(d) impairs materially or could reasonably be expected to impair materially the ability of the Bank to enforce its legal remedies pursuant to this Agreement or any other Construction Loan Document.

         "Month," with respect to an Interest Period, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first (1st) day of such Interest Period.

         "Multiemployer Pension Plan" shall mean any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Partner is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

         "Multiemployer Welfare Plan" shall mean any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) established and maintained pursuant to one or more collective bargaining agreements and contributed to by two or more unrelated employers.

         "Multiple Employer Pension Plan" shall mean a Pension Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

         "Net Worth" shall mean stockholders' equity in Holdings as determined in accordance with GAAP.

         "Note" shall mean that certain Deed of Trust Note, of even date herewith, given by Borrower to the Bank in the aggregate principal face amount of $10,000,000, as it may be amended, renewed, replaced or supplemented from time to time with the prior written consent of the Bank and the Borrower.

         "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Partnership Lease" shall mean the Agreement to Lease, dated March 21, 1997, between Holdings as landlord and Borrower as tenant.

         "Payment Guaranties" shall mean those four (4) certain Continuing Agreement of Guaranty and Suretyship (Payment), of even date herewith, given by each Guarantor to the Bank, as the same may be amended, replaced or supplemented from time to time with the prior written consent of the Bank.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

         "Pension Plan" shall mean at any time an employee pension benefit plan (including a Multiple Employer Pension Plan but not a Multiemployer Pension
Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group, or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

         "Permitted Encumbrances" shall mean the Liens, assignments and security interests in favor of the Bank pursuant hereto; the easements, restrictions, reconveyance rights and other matters created under the Deed; the easements, restrictions, encumbrances and other matters described in and permitted to exist under the terms of the Deed of Trust; the Second Deed of Trust; pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including liens of judgments thereunder which are not currently dischargeable; deposits of cash or readily marketable securities to secure public or statutory obligations of the Borrower; materialmen's, mechanics', vendors', or other like liens incurred in the ordinary course of business with respect to obligations or which are being contested in accordance with the provisions of this Agreement; liens created by or resulting from any legal proceedings (including legal proceedings instituted by the Borrower) which are being contested in accordance with the provisions of this Agreement; zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not, in the opinion of Bank, materially detract from the value or impair the use of Project; such other matters as may be expressly consented to in writing by the Bank; and real estate taxes on the Land and Improvements not yet due and payable.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

         "Plans" shall mean the final plans and specifications for the construction and equipping of the Improvements, including all schematic and working drawings and designations of all manufacturers and model numbers of all equipment, and any improvements to be constructed off of the Land, as approved by all necessary parties in accordance with this Agreement and as the same may be amended from time to time in accordance with this Agreement.

         "Pledge Agreements" shall mean those certain Pledge Agreements of even date herewith from Holdings and Racing to Bank, as the same may be amended, replaced or supplemented from time to time in writing by the Holdings or Racing, as applicable, and the Bank.

         "Prime Rate" shall mean the interest rate announced from time to time by the Bank at its Principal Office as its "prime rate." Borrower acknowledges that the Prime Rate is not necessarily the lowest interest rate charged by the Bank on other credit and that such term does not imply or indicate that the interest rate designated from time to time by the Bank as its "prime rate" is equal to or lower than other credit extended by the Bank. Each interest rate referred to and determined by reference to the Prime Rate shall change automatically from time to time, effective as of the effective date of each change in the Prime Rate.

         "Principal Office" shall mean the main banking office of the Bank in Pittsburgh, Pennsylvania.

         "Prohibited Transaction" shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor and for which a statutory exemption is not available.

         "Project" shall mean the Land and Improvements.

         "Project Account" shall mean the demand deposit account of the Borrower maintained with the Bank for the purpose of disbursement of funds with respect to the Construction Loan.

         "Racing" shall mean Stansley Racing Corp., a Virginia corporation, being a wholly-owned subsidiary of Holdings and the sole general partner of the Borrower.

         "Reduced Availability Limit" shall have the meaning assigned to such term in Section 2.4.

         "Remedies Event" shall mean the occurrence of an Event of Default or an Acceleration Event.

         "Regulated Substances" shall mean any substance, including the chemical compounds, constituents and degradation products thereof, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.

         "Regulation U" shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

         "Release" shall have the meaning assigned to such term in Section 2.4.

         "Reportable Event" means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Pension Plan or Multiemployer Pension Plan.

         "Required Amortization Portion" shall mean a portion of the Construction Loan (as determined by Bank immediately prior to the commencement of each Interest Period during the Amortization Period) which shall be sufficient to permit all principal payments projected by Bank to occur during the term of an applicable Interest Period to be applied against the portion of the outstanding principal balance of the Construction Loan that is subject to the Base Rate Option.

         "Second Deed of Trust" shall mean a Second Deed of Trust, dated March 21, 1997, from Holdings to David F. Belkowitz and James W. Theobald, as trustees, for the benefit of CD Entertainment Ltd., recorded in the Office of the Circuit Court of New Kent County, Virginia at Deed Book 242, page 277.

         "Retainage" shall mean the retainage with respect to certain construction costs of the Improvements as provided in Section 6.6.

         "SWF's" shall mean the satellite wagering facilities licensed to the Borrower for operation by the Virginia Racing Commission.

         "Solvent" shall mean, with respect to any party on a particular date, that on such date (i) the fair value of the property of such party is greater than the total amount of liabilities, (ii) the present fair market value of the assets of such party is not less than the amount that will be required to pay the probable liability of such party on its debts as they become absolute and matured, (iii) such party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (iv) such party does not intend to, and does not believe that it will, incur debts or liabilities beyond such party's ability to pay such debts and liabilities as they mature.

         "Security Documents" shall have the meaning assigned to such term in the Credit Agreement.

         "Subordination Agreement (Deed of Trust )" shall mean that certain Subordination Agreement of even date herewith among Borrower, Holdings, Lender, CD Entertainment Ltd. and the respective deed of trust trustees, by which the Jacobs Loan shall be subordinated to the Construction Loan and the Line of Credit.

         "Subordination Agreement (Reconveyance Rights)" shall mean that certain Subordination Agreement among Lender, Chesapeake Forest Products Corp., Delmarva Properties, Inc., and the trustees under the Deed of Trust by which the reconveyance rights granted under the Deed are subordinated to the lien of the Deed of Trust.

         "Total Debt" shall mean all Indebtedness of Holdings, as determined in accordance with GAAP, excluding, however, the indebtedness more particularly described on Schedule III.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as enacted in each applicable jurisdiction.

         1.2      Interpretation.

         Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Bank shall be deemed to include good faith estimates by the Bank (in the case of quantitative determinations) and good faith beliefs by the Bank (in the case of qualitative determinations). Whenever the Bank is granted the right herein to act in its sole discretion or to grant or withhold consent or approval, such right shall be exercised in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

         1.3      Accounting Principles.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP.

         2. AGREEMENT TO BORROW AND LEND

         2.1      Agreement to Borrow and Lend.

         Subject to the terms, provisions and conditions contained in this Agreement in reliance upon the representations and warranties set forth herein, the Bank agrees to lend to Borrower the amount of the Construction Loan.

         2.2      The Note.

         The Construction Loan is and shall be evidenced by the Note, and the Construction Loan shall bear interest calculated and payable as provided in
Section 3 below. Borrower shall pay the outstanding principal of the Construction Loan and all unpaid interest accrued on the Construction Loan and all other sums then owing under the Loan Documents in full on the Expiration Date. The unpaid amounts of the Construction Loan, as set forth on the books and records of the Bank or other holder of the Note maintained in the ordinary course of business shall be presumptive evidence of the principal amount thereof owing and unpaid, absent manifest error, but the failure to record any such amount on the books and records shall not limit or affect the obligations of Borrower hereunder or under the Note to make payments of principal and interest on the Construction Loan when due.

         2.3      Term.

         Subject to the provisions of Section 2.4 hereof, the term of the Construction Loan shall commence on the Closing Date and shall terminate on the Expiration Date.

         2.4      Extension Option.

         If the Conditions for Extension are satisfied on the date of exercise of the applicable Extension Option and remain satisfied on the date of the commencement of the applicable Extension Period, the Borrower shall have the right to extend the Expiration Date for two (2) successive periods of twelve
(12) months each (each such twelve (12) month period being hereinafter called an "Extension Period" and each right to so extend being hereinafter called an "Extension Option"). Borrower shall provide the Bank with written notice of its election to extend the then-applicable Expiration Date in the form attached hereto as Exhibit D not more than one-hundred eighty (180) days nor less than thirty (30) days prior to the then-applicable Expiration Date. If Borrower desires to exercise an Extension Option but Condition for Extension (h) is not satisfied, the Borrower may satisfy the failure of such condition by making a permanent principal payment with respect to the Construction Loan, within thirty
(30) days
following the Bank's determination of such failure, but in no event later than the then-applicable Expiration Date, in the amount required to reduce the outstanding principal balances of the Construction Loan and the Line of Credit to the amount where such condition is satisfied (the "Reduced Availability Limit"), subject to Borrower's simultaneous payment of any Consequential Loss caused thereby. For the purposes hereof, the term "Conditions for Extension" shall mean the following conditions: (a) no Remedies Event shall have occurred and be continuing; (b) no Conditional Default shall have occurred which shall remain uncured on the date of the commencement of the applicable Extension Period; (c) the applicable Extension Fee shall be paid by the Borrower to the Bank simultaneously with the exercise of the applicable Extension Option; (d) on or before the date of commencement of the applicable Extension Period, Borrower shall reduce the outstanding principal balance of the Line of Credit to a maximum of (i) Four Million Dollars ($4,000,000) following the exercise of the first Extension Option and the aggregate principal amount available pursuant to the Line of Credit during the first Extension Period shall be limited to such amount, and (ii) Three Million Dollars ($3,000,000) following the exercise of the second Extension Option, and the aggregate principal amount available pursuant to the Line of Credit during the second Extension Period shall be limited to such amount; (e) all licenses and permits of the Borrower shall remain in full force and effect; (f) construction of the Improvements shall have been completed; (g) the Payment Guaranties shall remain in full force and effect, and shall remain enforceable in accordance with their respective terms against both of the Guarantors and the Guarantors shall be in compliance with their respective financial covenants, if any; and (h) the ratio of EBITDA to Assumed Debt Service plus Capital Expenditures for Holdings for the twelve (12) month period ending on December 31 of the preceding calendar year, shall be greater than 3.5 to 1. For the purposes hereof, the term "Assumed Debt Service" shall mean the sum of all principal and interest payments for a twelve (12) month period with respect to a loan equal to the sum of the maximum amount available under the Line of Credit during the applicable Extension Period and the outstanding principal balance of the Construction Loan on the date of exercise of the applicable Extension Option, which payments are based upon a twenty (20) year mortgage-style amortization schedule of such sum, assuming an interest rate per annum equal to two and one-half percent (2.5%) above the "weekly average yield" on United States Treasury Securities adjusted to a constant maturity of ten (10) years, as published in the Release five (5) Business Days prior to the date of determination (in the event that the Release is no longer published, a reasonable equivalent substitute therefor as may be selected by the Bank in its reasonable discretion shall be utilized and further in the event that if the Release is not published five (5) Business Days prior to the date of determination, then the Release as published on the most recent date prior thereto shall be utilized). For the purposes hereof, the term "Release" shall mean the Federal Reserve Statistical Release H.15(519) titled "Selected Interest Rates." For the purposes hereof, the term "Capital Expenditures" shall mean all recurring capital expenditures in the ordinary course of business made by the Borrower for the twelve (12) month period ending on December 31 of the calendar year preceding the exercise of the applicable Extension Option determined in accordance with GAAP and limited to the amount of the annual capital expenditure budget prepared by Borrower and approved by the Bank in accordance with Schedule 1, Subparagraph (c) of the Payment Guaranty from Holdings.

         3. CONSTRUCTION LOAN INTEREST RATES, PAYMENTS AND FEES

         3.1      Interest Rate Options.

         The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Construction Loan as selected by it from the Base-Rate Option or Euro-Rate Option set forth below, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Construction Loan comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Construction Loan comprising any Borrowing Tranche, provided that, there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate, with no more than five (5) of such Borrowing Tranches being subject to a Euro-Rate Option. The Bank's determination of a rate of interest and any change therein shall, in the absence of a manifest error, be conclusive and binding upon all parties hereto. If at any time the designated rate applicable to any portion of the Construction Loan made by the Bank exceeds the Bank's highest lawful rate, the rate of interest on the Construction Loan shall be limited to the Bank's highest lawful rate. The Borrower shall have the right to select from the following Interest Rate Options:

                  (a) Base-Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as applicable), equal to the sum of one and one-half percent (1.5%) above the Prime Rate (the "Base Rate"). If and when the Prime Rate changes, the Base Rate will change automatically without notice to the Borrower, effective on the date of any such change.

                  (b) Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus three percent (3%).

         3.2      Construction Loan Requests/Interest Periods.

         Except as otherwise provided herein, the Borrower may, on any Borrowing Date prior to the Expiration Date, request the Bank to make advances of the Construction Loan, or renew or convert any Interest Rate Option applicable to existing advances of the Construction Loan, by the delivery to the Bank, not later than 11:00 a.m. Pittsburgh time (i) two (2) Business Days prior to the proposed Borrowing Date with respect to the advances of a portion of the Construction Loan to which the Euro-Rate Option shall apply or the conversion to or the renewal of the Euro-Rate Option for any advance of the Construction Loan; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the advance of a portion of the Construction Loan to which the Base-Rate Option shall apply or the last day of the preceding Interest Period with respect to the conversion to the Base-Rate Option for any advance of the Construction Loan, of a duly completed request therefor in the form of Exhibit F attached hereto, or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, an "Interest Rate Request"), it being understood that the Bank may rely on the authority of any authorized officer making such a telephonic request without the necessity of receipt of such written confirmation. Each Interest Rate Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed advances of the Construction Loan comprising the Borrowing Tranche, which shall not be less than $500,000 for advances of the Construction Loan to which the Euro-Rate Option applies and not less than

$100,000 for advances of the Construction Loan to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base-Rate Option shall apply to the proposed advances of the Construction Loan comprising the Borrowing Tranche;
(iv) in the case of advances of the Construction Loan to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed advance of the Construction Loan comprising the Borrowing Tranche, and (v) at the time of the commencement of each Interest Period during the Amortization Period, the aggregate amount of all Borrowing Tranches subject to the Euro-Rate Option shall not be greater than the amount by which the outstanding principal balance of the Note exceeds the Required Amortization Portion, provided that:

                  (a) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period which begins on the last day of a calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month;

                  (c) the Borrower shall not select, convert to or renew the Euro-Rate Option for an Interest Period that would end after the Expiration Date; and

                  (d) in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         3.3  Default Interest and Late Payment Charge.

         To the extent permitted by Law, upon the occurrence and during the continuation of any Remedies Event, the Borrower shall pay interest on the entire principal amount then outstanding and all other sums due under the Construction Loan, regardless of the Interest Rate Option otherwise applicable thereto, at a rate per annum equal to the Default Rate. The Default Rate shall accrue before and after any judgment has been entered. In addition, Borrower shall pay upon demand by the Bank a late payment charge equal to five percent (5%) of the amount of any payment due under the Construction Loan, prior to maturity or acceleration, which is not received by the Bank within ten (10) days after the date such payment is due. The Borrower acknowledges that the increased interest rate and the late payment charge provided for herein reflect, among other things, the fact that the Construction Loan has become a substantially greater risk given its default status and that the Bank is entitled to additional compensation for such risk.

         3.4  Euro-Rate Unascertainable.

                  (a) If, on any date on which a Euro-Rate would otherwise be determined, the Bank shall have determined (which determination shall be conclusive absent manifest error) that:

                           (i) adequate and reasonable means do not exist for
ascertaining such Euro-Rate, or

                           (ii) an event or condition has occurred which
materially and adversely affects the applicable U.S. eurodollar markets, or

                  (b) If, at any time, the Bank shall have determined (which determination shall be conclusive absent manifest error) that:

                           (i) the making, maintenance or funding of any portion
of the Construction Loan to which a Euro-Rate Option applies has been made impracticable or unlawful if the Bank complies in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii) such Euro-Rate will not adequately and fairly
reflect the cost to the Bank of the establishment or maintenance of any portion of the Construction Loan to which a Euro-Rate Option applies, or

                           (iii) after making all reasonable efforts, deposits
of the relevant amount in U.S. dollars for the relevant Interest Period for any portion of the Construction Loan to which a Euro-Rate Option applies are not available to the Bank in the applicable U.S. eurodollar markets, then, in the case of any event specified in subsection (a) or (b) above, the Bank shall promptly so notify the Borrower thereof. Upon such date as shall be specified in any such notice (which shall not be earlier than the date such notice is given) the obligation of the Bank to allow the Borrower to select, convert to or renew a Euro-Rate Option or, in the case of an existing Euro-Rate Option which shall be unlawful for the Bank to maintain, to continue such Euro-Rate Option, shall be suspended until the Bank shall have later notified the Borrower of the Bank's determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time the Borrower receives notice from the Bank as provided for in this Section 3.4 whether or not any Euro-Rate Option has gone into effect, such notification shall, subject to the Borrower's indemnification obligations under Section 3.12(b), be deemed to provide for selection of, conversion to or renewal of the Base-Rate Option.

         3.5  Selection of Interest Rate Options.

         If the Borrower fails to select an Interest Period in accordance with the provisions of Section 3.2 in the case of a portion of the Construction Loan to which a Euro-Rate Option applies, the Borrower shall be deemed to have converted such portion of the Construction Loan to the Base-Rate Option. If a Remedies Event shall occur and be continuing, the Bank may in its discretion limit the Borrower to the Default Rate.

         3.6  Payments.

         All payments and prepayments to be made in respect of principal, interest, the Extension Fee, the Closing Fee or other amounts due from the Borrower to the Bank hereunder shall be payable prior to 12:00 noon, Eastern Time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Bank at its Principal Office in U.S. Dollars and in immediately available funds. The Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Construction Loan and other amounts owing under this Agreement and shall be deemed an "account stated."

         3.7      [Intentionally Omitted]

         3.8      Interest Payment Dates.

         Interest on the Construction Loan shall be due and payable in arrears on the first (1st) day of the first full calendar month after the date of the First Disbursement and on the first (1st) day of each calendar month thereafter throughout the term of the Construction Loan and on the Expiration Date or upon acceleration of the Note.

         3.9      Optional Prepayments.

                  (a) The Borrower shall have the right at its option from time to time to prepay the Construction Loan in whole or part on the dates set forth below without premium or penalty (except as provided below or in Section 3.12(b) hereof):

                           (i) on any Business Day with respect to any portion
of the Construction Loan to which the Base-Rate Option applies;

                           (ii) on the last day of the applicable Interest
Period with respect to any portion of the Construction Loan to which a Euro-Rate Option applies; or

                           (iii) with the Bank's prior approval, on any Business
Day of an Interest Period with respect to any portion of the Construction Loan to which a Euro-Rate Option applies, provided such prepayment is accompanied by an amount sufficient to compensate the Bank for all Consequential Loss and other costs and losses reimbursable under Section 3.12(b).

         Whenever the Borrower desires to prepay any part of the Construction Loan, it shall provide a prepayment notice to the Bank at least five (5) Business Days prior to the date of prepayment setting forth the date, which shall be a Business Day, on which the proposed prepayment is to be made, and the total principal amount of such prepayment, which shall not be less than $100,000. The principal amount of the portion of the Construction Loan for which a prepayment notice is given shall be due and payable on the date specified in such prepayment notice.

         3.10     Mandatory Principal Payments.

         Beginning on the first (1st) day of each calendar quarter during the Amortization Period and on the first day of each calendar quarter thereafter, throughout the remaining term of the Construction Loan the Borrower shall make quarterly payments (the "Mandatory Principal Payments") of the outstanding principal balance of the Construction Loan of $500,000 per quarter.

         3.11     Application Among Interest Rate Options.

         All payments permitted or required pursuant to Sections 3.9 or 3.10 shall be applied among the Interest Rate Options first to the principal amount of the Construction Loan subject to a Base-Rate Option, then to the principal amount of the Construction Loan subject to a Euro-Rate Option as designated by the Bank. In accordance with Section 3.12(b), the Borrower shall indemnify the Bank for any loss or expense including loss of margin incurred with respect to any such prepayments applied against any portion of the Construction Loan subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period, provided that, to the extent that the outstanding principal balance which is subject to the Base-Rate Option is less than the amount of the applicable payment, then, at the election of Borrower, so long as no Remedies Event shall then exist, such payment and any interest earned thereon, if applicable, shall be applied against such Borrowing Tranches subject to the Euro-Rate Option as Borrower may choose, to the extent of such insufficiency, subject to Borrower's obligation to indemnify the Bank pursuant to Section 3.12(b), or shall be held by the Bank in an interest-bearing escrow account pending the termination of the next Borrowing Tranche subject to a Euro-Rate Option.

         3.12     Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return on Borrowing Tranches Subject to a Euro-Rate Option Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. With respect to Borrowing Tranches subject to the Euro-Rate Option, if any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                           (i) subjects the Bank to any tax or charge with
respect to this Agreement, the Note, the Construction Loan or payments by the Borrower of principal, interest, or other amounts due from the Borrower hereunder or under the Note (except for taxes on the overall net income of the Bank, any corporate franchise tax imposed on the Bank or any withholding tax imposed by the United States of America),

                           (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, the Bank, or

                           (iii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Bank, or (B) otherwise applicable to the obligations of the Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expenses (including loss of margin) upon the Bank with respect to this Agreement, the Note or the making, maintenance or funding of any part of the Construction Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Bank's capital, taking into consideration the Bank's customary policies with respect to capital adequacy) by an amount which the Bank in its sole discretion deems to be material, the Bank may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate the Bank for such increase in cost, reduction of income or additional expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to the Bank within ten (10) Business Days after such notice is given; provided, however, that if the Bank demands compensation under this Section 3.12, Borrower may at any time upon two
(2) Business Days' prior notice to the Bank (a) give notice to the Bank that it is canceling such Borrowing Tranches subject to a Euro-Rate Option, whereupon each such Borrowing Tranche so canceled shall terminate and the Borrower shall be obligated to compensate the Bank as provided in this Section 3.12(a) above and to indemnify the Bank as provided in subsection 3.12(b) below and to pay the Bank upon demand an amount equal to all Consequential Loss, if any, resulting therefrom, and (b) convert such Borrowing Tranches subject to the Euro-Rate Option to the Base Rate.

                  (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 3.12, the Borrower shall indemnify the Bank against any loss or expense (including Consequential Loss, loss of margin, any loss incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Bank to fund or maintain a portion of the Construction Loan subject to the Euro-Rate Option) which the Bank sustains or incurs as a consequence of any

                           (i) payment, prepayment, conversion or renewal of any
portion of the Construction Loan to which the Euro-Rate Option applies on a day other than the last day of an Interest Period (whether or not such payment or prepayment is mandatory or automatic and whether or not such payment or prepayment is then due), or

                           (ii) attempt by the Borrower to revoke (expressly, by
later inconsistent notices or otherwise) in whole or part any notice relating to the selection of the Euro-Rate Option under Section 3.2 or prepayments under
Section 3.9.

If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as the Bank shall deem reasonable) to be necessary to indemnify the Bank for such loss or expense within three (3) months of the Bank becoming aware of such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is given.

         3.13     Fees.

                  (a) The Borrower agrees to pay to the Bank on or before the Closing Date, as consideration for the Construction Loan, the Closing Fee.

                  (b) Upon the exercise of each Extension Option, the Borrower shall pay the Extension Fee to the Bank.

         4. AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that, from the date hereof and until the Bank Debt has been paid in full and all other obligations hereunder shall have been performed and discharged, it shall comply at all times with the following affirmative covenants:

         4.1      Preservation of Existence.

         The Borrower shall maintain its existence and its license or qualification and good standing in each jurisdiction in which the nature of its business makes such licensing or qualification necessary or appropriate.

         4.2      Payment of Liabilities, Including Impositions.

         The Borrower shall duly pay and discharge all liabilities to which it is subject or which are asserted against it at such times and in the manner set forth in Section 2.3 of the Deed of Trust.

         4.3      Compliance With Laws.

         The Borrower shall comply with all applicable Laws in all material respects, including, but not limited to, all Environmental Laws.

         4.4      Keeping of Records and Books of Account.

         The Borrower shall maintain and keep proper books of record and account which enable it to issue financial statements and reports in accordance with
Section 7.2 and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

         4.5      Visitation Rights.

         Upon advance notice, the Borrower shall permit any of the officers or authorized employees or representatives of the Bank to visit and inspect the Project and to examine and make excerpts from its books and records and discuss its affairs, finances and accounts with its officers, all in such reasonable detail and at such reasonable times during normal business hours and as often as the Bank may reasonably request, provided (i) the Bank shall provide the Borrower with reasonable notice prior to any visit or inspection and a reasonable opportunity to participate in such visit or inspection, and (ii) the Bank agrees to keep confidential any information obtained that is not generally available to the public.

         4.6      Subordination of Jacobs Loan and Affiliate Loans.

         The Borrower shall cause the Jacobs Loan and any Indebtedness between it and any Affiliates to be subordinated to the Construction Loan.

         4.7      Maintenance of Insurance.

                  (a) The Borrower shall obtain the insurance coverages specified in this Section 4.7(a) and shall also cause the Contractor to obtain the insurance coverages specified in Sections 4.7(a)(ii) and (iii). The insurer issuing any such policy shall certify to the Bank that (1) losses will be adjusted with the approval of the Bank, (2) loss payments will be payable to the Bank, such payments to be applied in the manner set forth in the Deed of Trust either to the restoration, repair or replacement of the Improvements or to the payment of the Bank Debt, (3) the interest of the Bank shall be insured regardless of any breach or violation by the Borrower of any warranties, declarations or conditions contained in such policy, and (4) if such insurance is canceled or materially changed or if any reinsurance is canceled for any reason whatsoever, such insurer will promptly notify the Bank and such cancellation or change shall not be effective as to the Bank for thirty (30) days after receipt by the Bank of such notice. The Borrower shall deliver to the Bank Accord Form 27 Evidence of Property Insurance with respect to such policies on or before the Closing Date, and evidence of each renewal policy in a form acceptable to the Bank not less than thirty (30) days prior to the expiration of the original policy or preceding renewal policy (as the case may be); and to deliver to the Bank, upon the Bank's request, receipts or other evidence that the premiums thereon have been paid in accordance with the Policy. The insurer or reinsurer for all such policies shall be rated A-IX by A.M. Best, or such other rating reasonably acceptable to the Bank. The form, content, insurers and reinsurers of all insurance policies required under this Agreement and the Deed of Trust shall be satisfactory to the Bank in accordance with the standards established in this Section 4.7.

                           (i) Fire and Extended Coverage Insurance. Fire and
Extended Coverage Insurance insuring the Improvements and all materials (installed and uninstalled), supplies and other personal property on the Land against loss or damage by fire, vandalism, burglary, theft, riot, earthquake and other hazards insured against by extended coverage insurance and such other insurance (including, but not limited to, business interruption insurance covering loss of net earnings, including rental income, and costs associated with the period of project restoration, malicious mischief insurance and flood insurance if in a Federal flood prone area) as may be specified by the Bank from time to time, in amounts acceptable to the Bank and to be evidenced by an Accord Form 27 Evidence of Insurance (or such other equivalent form as may be acceptable to the Bank). The Borrower shall, to the extent applicable, cause each insurance policy issued in connection herewith to contain coverage for so-called "Builder's Risk 100% Completed Value Non-Reporting" insurance and Borrower shall cause the insurer to name the Bank as mortgagee/loss payee.

                           (ii) Public Liability Insurance. Commercial general
liability insurance in connection with the Land and Improvements, and during construction, contractor's protective liability insurance (including explosion and collapse coverage), and contractual liability and completed operations coverage, and automobile liability insurance covering all motor vehicles used in connection with the Land and Improvements, all in amounts and with insurers reasonably acceptable to the Bank. The Borrower shall cause the insurer to name the Bank as an additional insured under such coverage.

                           (iii) Workers' Compensation Insurance. Workers'
compensation and employer's liability insurance covering all liability in connection with the Land and Improvements under applicable Laws with respect to the Borrower and the Contractor.

                  (b) The Borrower shall insure its properties and assets (other than the Land and Improvements which are required to be insured in the manner provided in subsection (a) above) against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including business interruption) and in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses and against public liability for damages and against other risks (including errors and omissions) in amounts normally carried by prudent companies carrying on similar businesses and reasonably satisfactory to the Bank.

         4.8      Notice.

         The Borrower shall give prompt written notice to the Bank (a) of any action or proceeding instituted by or against it which constitutes a Conditional Default or a Remedies Event under this Agreement, or (b) of a default by the Borrower under any other material contract, instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound or to which it or any of its properties or assets may be subject, which default could be reasonably expected to result in a Material Adverse Change.

         4.9      Initial Equity Contribution.

         The Borrower shall cause Holdings to fund the Initial Equity Contribution on or before the date of the First Disbursement of Construction Loan proceeds and deliver evidence reasonably satisfactory to the Bank of the application of the Initial Equity Contribution.

         4.10     Performance of Obligations.

         The Borrower shall duly pay, perform and discharge all of its obligations hereunder and under the other Loan Documents.

         4.11     Payment of Costs.

         The Borrower shall pay promptly, or cause to be paid promptly, all costs for which it is directly responsible in connection with constructing the Improvements as and when the same become due and payable, paying for the same with the Initial Equity Contribution, the proceeds of the Jacobs Note, the proceeds of the Construction Loan advanced from time to time and the Borrower's own funds as provided in this Agreement.

         4.12     Compliance With Agreements.

         The Borrower shall comply in all material respects with the Construction and Development Documents and all other material obligations under other contracts, instruments and agreements to which it is a party or to which any of its properties or assets may be subject.

         4.13     Certificate of No Remedies Event.

         At the time the financial reports set forth on Schedule 1, Section (e) of the Payment Guaranty from Holdings to the Bank are due, the Borrower shall furnish quarterly to the Bank a certificate signed by an officer of the Borrower, that to the best of his or her knowledge, the Borrower has kept, observed, complied with, fulfilled and performed in all material respects every term, covenant and condition in this Agreement and the other Loan Documents on its part to be kept and performed (or, if such should not be the fact, specifying the nature of such non-compliance); that no Conditional Default or Remedies Event exists (or if one exists, specifying the nature thereof); that no event has occurred or is threatened which if continued would permit the holder of any Indebtedness of the Borrower or to which its property is subject to accelerate the maturity thereof or enforce any Lien securing the same; that no material litigation or administrative proceeding has been instituted by or against the Borrower (or, if such should not be the fact, then the facts and circumstances relating to such event or litigation in detail) and covering such other matters relating to the Borrower, the Construction Loan or the Collateral as the Bank may reasonably require.

         4.14     [Intentionally Omitted]

         4.15     Title to Land and Improvements.

         Except as approved by the Bank in writing, the Borrower shall retain its leasehold interest in the Land and Improvements until the Bank Debt has been indefeasibly paid in cash and satisfied in full.

         4.16     Further Assurances.

         The Borrower shall, from time to time, at its expense, faithfully preserve and protect the Bank's lien on and security interest in the Collateral as a continuing first priority perfected lien, subject only to Permitted Encumbrances, and shall take such other action as the Bank may reasonably request from time to time in order to preserve, perfect and protect the liens granted under the Collateral Documents, to exercise and enforce the Bank's rights and remedies thereunder and with respect to the Collateral and to carry out the terms of this Agreement and the other Loan Documents.

         4.17     Estoppel Certificate.

         At any time or times, within ten (10) Business Days after written demand by the Bank therefor, the Borrower shall deliver to the Bank a certificate duly executed and in form reasonably satisfactory to the Bank, stating and acknowledging, to the best of Borrower's knowledge, the then unpaid principal balance, and interest due and unpaid under the Construction Loan, the fact that there are no defenses, off-sets or counterclaims thereto (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off-sets or counterclaims) and such other matters as the Bank may reasonably require.

         4.18     Construction of Improvements.

         The Borrower shall diligently and continuously prosecute construction in accordance with the Plans which shall have been approved in the manner and by the parties specified below; and in accordance with applicable zoning ordinances, building and use restrictions applicable to the Land and Improvements and all other Laws, restrictive covenants or requirements of governmental authorities, including those of the appropriate board of fire underwriters or its equivalent. The Improvements shall be completed, to the extent required under Section 6.6 (d)(iii), on or before the Completion Date, provided that, in the event that the Improvements shall not be completed on or before the Completion Date, such failure shall not constitute a Remedies Event hereunder as long as the Improvements are completed on or before October 30, 1997. In the event that the Improvements are not completed on or before the Completion Date, the Bank shall thereafter have no further obligation to disburse any proceeds of the Construction Loan unless the Improvements are completed within sixty (60) days following the Completion Date and thereafter all licenses necessary to operate the SWF's are reinstated and all licenses necessary to operate the Project shall remain in full force and effect, in which events the proceeds of the Construction Loan shall thereupon be available for disbursement, subject to the fulfillment of all other conditions contained in this Agreement.

         4.19     Preparation of Plans.

         Prior to the Closing Date, the Borrower shall cause the Plans to be prepared by the Architect and, prior to the First Disbursement, approved and signed for identification purposes by the Borrower, the Architect and Engineer, with respect to the Plans and all Plans shall be approved by the Bank, and the Inspecting Architect and all governmental authorities and all other entities and persons with a right to approve any aspect of the work,provided that the Plans approved by the governmental authorities may not include certain immaterial buildings, such as maintenance buildings.

         4.20     Changes in Construction and Development Documents.

         Except as set forth in this Section 4.20, no changes in the Plans or the other Construction and Development Documents (including change orders) shall be effective, unless approved in writing by the Bank, provided, however, the Bank's approval shall not be required for any proposed changes costing less than $$50,000 ("Minor Changes") as long as the cost of such Minor Changes, when aggregated with the cost of all previous Minor Changes, does not exceed $300,000. The Borrower shall obtain all approvals of any changes in the Plans or other Construction and Development Documents (including change orders) that are required by Law or under any other agreement with respect to the Land or Improvements. The Borrower shall deliver to the Bank and the Inspecting Architect documentation as required by the Bank pertaining to any change referred to in this Section 4.20. Notwithstanding the fact that a proposed change may constitute a Minor Change, the Bank's approval of such change nevertheless will be required if such change (i) extends the date for completion of the work pursuant to the Construction Contract, or (ii) changes the overall scope and nature of the Project, or (iii) reduces the quality, size or capacity of any particular system or component of the Project. The Bank shall have ten
(10) Business Days after receipt by the Bank and the Inspecting Architect of all such documentation within which to evaluate any requested change, and the Bank will not be required to consider approving any changes, unless all other approvals which, in the Bank's reasonable judgment, are required from other parties have been obtained. Subject to the provisions of Section 6.8 below, if the Bank, in its judgment exercised in good faith, determines that any change may increase the cost of completion of the Improvements in excess of the amount of any category as shown on the Development Budget ("Category"), the Bank may demand that the Borrower deposit additional funds sufficient to cover the increased costs as a condition to giving its approval, such funds to be held by the Bank and disbursed in accordance with Article 6 of this Agreement.

         4.21     Payment, Performance and Maintenance Bonds.

         The Borrower shall obtain payment, performance and maintenance bonds with respect to the Construction Contract and such Major Subcontracts as may be designated at the discretion of the Bank, in the amount of the Construction Contract and any designated Major Subcontract. The bonds shall be issued or reinsured by a surety rated A+ by A.M. Best and AA or higher by Standard & Poor's Corporation or Moody's Investors Services. All bonds shall include dual obligee riders naming the Bank and shall be in form and substance satisfactory to the Bank.

         4.22     Reliance on Inspecting Architect.

         At any time that the Bank's consent or approval is required with respect to the Plans, any of the other Construction and Development Documents, construction of the Improvements and the cost thereof, or changes to any of the foregoing, the Bank may, but shall not be required to, rely conclusively on the opinion of the Inspecting Architect. The Bank will use its reasonable efforts to cause the Inspecting Architect to complete its review of the Plans and other Development Documents in a timely manner and in no event later than June 30, 1997.

         4.23     Subcontractors.

         The Borrower shall furnish to the Bank current and accurate lists of the names, addresses, telephone numbers and primary contacts of all subcontractors (including, but not limited to, Major Subcontractors) employed in connection with the construction of the Improvements and true and correct copies of all executed subcontracts therefor. The work to be performed under any subcontract shall include no work other than that for the Improvements. All Major Subcontracts have been delivered to the Bank as of the date hereof and are in form and content acceptable to the Bank. The Bank may contact the Contractor, Major Subcontractors or any other subcontractor to verify any facts disclosed in the subcontracts or the foregoing lists.

         4.24     Purchase of Materials and Conditional Sales Contracts.

         Other than as set forth in Schedule II, no materials, equipment, fixtures or articles of personal property placed in or on the Land or Improvements shall be purchased by or installed under any security agreement, financing lease or other agreement whereby the seller reserves or purports to reserve title, a Lien, a security interest, the right of removal or repossession or the right to consider such items personal property after their incorporation into the Improvements, unless previously authorized by the Bank in writing.

         4.25     Personal Property.

         The Borrower shall furnish to the Bank from time to time as reasonably required by the Bank evidence that all fixtures and equipment necessary for the operation of the Improvements have been or will be obtained and in place on the Completion Date with respect to all of the Improvements. Upon completion of the Improvements, the Borrower shall furnish the Bank with a detailed inventory certified by an authorized officer of the Borrower, showing make, model, valuation and location of all fixtures and equipment (except fixtures and equipment of tenants) used in the management or maintenance of any part of the Improvements.

         4.26     Repairs.

         The Borrower shall maintain and keep the Land and the Improvements and all properties and assets of Borrower in good working order and condition and make all necessary and proper repairs and replacements thereto.

         4.27     Inspection and Right to Stop Work.

                  (a) The officers or authorized employees of the Bank and the Inspecting Architect shall have the right at any reasonable time to enter the Land and Improvements and inspect the construction work and all materials, plans, specifications and other matters relating to construction of the Improvements. Officers or authorized employees of the Bank and the Inspecting Architect shall also have the right to examine, copy and audit the books, records, accounting data and other documents of the Contractor relating to the construction of the Improvements and costs associated therewith.

                  (b) If the Bank, in good faith, reasonably determines that any work or materials do not conform to the Plans or otherwise depart from any of the requirements of this Agreement, the Bank may require the work to be stopped and may withhold disbursements until the matter is corrected. Borrower shall promptly correct any such non-conforming work or materials. No such action by the Bank will affect Borrower's obligations to complete the Improvements on or before the Completion Date.

                  (c) The Bank shall be under no duty to examine, supervise or inspect the Plans or the construction of the Improvements or to examine any books and records. Any inspection or examination by the Bank, or the Inspecting Architect is for the sole purpose of protecting its security interests and preserving its rights under this Agreement. No default or breach of Borrower will be waived by any inspection by the Bank or the Inspecting Architect, nor shall any such inspection constitute a representation that there has been or will be compliance with the Plans or that the construction is free from defective materials or workmanship.

         4.28     Protection Against Lien Claims.

         The Borrower shall promptly notify the Bank in writing of any dispute, of which the Borrower may become aware, with the Architect, Engineer, the Contractor, any Major Subcontractor or any other subcontractor, or any supplier of labor or materials, and any proceeding against Borrower, including, but not limited to, proceedings to assert or enforce mechanic's, materialman's or other involuntary Liens. Any Lien claimed or filed against any part of the Land or the Improvements for labor done or materials or services furnished in connection with the construction of the Improvements shall be insured over or discharged, by bond or otherwise, within fifteen (15) Business Days after the date of the filing thereof, and the Bank reserves the right to withhold further disbursement of Construction Loan proceeds until such Lien or claim shall have been so insured over or discharged.

         4.29     Employee Benefit Plans.

         The Borrower and all members of the ERISA Group shall comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to any of them with respect to Benefit Arrangements, Pension Plans, Multiemployer Pension and/or Welfare Plans, except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower and Partner shall cause all of the Pension Plans maintained by Borrower or any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA, and shall make, in a timely manner, all contributions due to Pension Plans, Benefit Arrangements and Multiemployer Pension and Welfare Plans, except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

         4.30     Notices Regarding Multiemployer Pension and Welfare Plans.

         Promptly upon becoming aware of the occurrence thereof, Borrower or the Partner shall notify the Bank (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto) of:

                  (a) any Prohibited Transaction which could subject the Borrower or any Partner to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Multiemployer Pension or Welfare Plan; and

                  (b) any partial or complete withdrawal by the Borrower or the Partner from a Multiemployer Pension or Welfare Plan or assertion thereof, where such withdrawal or asserted withdrawal is likely to result in withdrawal liability.

         4.31     Conditions Precedent.

         As conditions precedent to the Bank's obligation to close the Construction Loan, Borrower shall have complied with all the requirements and shall have fulfilled all the conditions set forth in this Agreement and shall, execute and deliver the Loan Documents and Collateral Documents to Bank on the Closing Date, and at least five (5) days prior to the Closing Date (unless otherwise set forth herein or waived in writing by the Bank), furnish to the Bank at Borrower's sole cost and expense, the items set forth on Exhibit E attached hereto, all of which shall be in form and content satisfactory to the Bank and its counsel.

         4.32     Bank Accounts.

         The Borrower shall use its best efforts to maintain at the Bank a major presence in Borrower's operating accounts.

         4.33     Control of Borrower.

         At all times during his life, Jeffrey P. Jacobs shall hold the position of an officer and/or director of Racing.

         4.34     Licenses and Permits.

         The Borrower shall take all actions necessary to maintain and keep in good standing all licenses, permits and other approvals necessary for the operation and occupancy of the Land and Improvements and for the conduct of horse racing at the Land and Improvements. The Borrower shall keep the Bank advised of the status of such licenses, permits and other approvals and shall provide the Bank with copies of any notices from the Virginia Racing Commission or other Official Body threatening the suspension or revocation of any such license, permit or approval promptly following the receipt thereof by Borrower.

         5. NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, from the date hereof and until the Bank Debt has been paid in full and all other obligations hereunder shall have been performed and discharged, it shall comply at all times with the following negative covenants:

         5.1      Changes in Organizational Documents.

         The Borrower shall not amend or modify, or permit the amendment or modification of, in any material respect, the Borrower Documents without providing prior written notice to the Bank and obtaining the prior written consent of the Bank.

         5.2      Transfer of Land and Improvements.

         The Borrower shall not voluntarily or by operation of law, directly or indirectly, sell, convey, transfer, assign, pledge, encumber, or permit to be sold, conveyed, transferred, assigned, pledged or encumbered its leasehold interest in or any part of the Land or the Improvements, or any license issued by the Virginia Racing Commission, without the prior written consent of the Bank having been obtained. Any transaction which is prohibited under this Section 5.2 shall be null and void to the extent permitted by applicable Law. The Bank shall not be under any obligation to allege or show any impairment of the Collateral, and the Bank may pursue any legal or equitable remedies for default, without such allegation or showing, notwithstanding the foregoing.

         5.3      Change in Ownership.

         The Borrower shall not cause or permit sales, pledges, encumbrances, conveyances, transfers or assignments of interests in the Borrower without the prior written consent of the Bank.

         5.4      Liquidation or Merger.

         The Borrower shall not liquidate, dissolve, consolidate or merge with or into any other corporation, partnership or other entity or permit any other corporation, partnership or other entity to consolidate or merge with or into it without the prior written consent of the Bank.

         5.5      Breach of Documents.

         The Borrower shall not commit any act, or permit any act to occur, which would, in any manner, give rise to a breach of any material term, covenant or condition on such party's part to be performed under the Construction and Development Documents or any other contract to which the Borrower is a party or by which it is bound.

         5.6      Judgments.

         The Borrower shall not permit any final judgment obtained against it in excess of $50,000 to remain unpaid for a period of thirty (30) days following the entry thereof without obtaining a stay of execution or bonding or causing such judgment to be bonded.

         5.7      Leasing of Premises.

         Except as may be permitted under the Deed of Trust and the Assignment of Leases and Rents, Borrower shall not, without the prior written approval of the Bank, terminate, amend, modify, extend, enter into, or give any consent to any tenant under any Lease.

         5.8      Changes in Documents.

         Subject to Borrower's right to change the Plans and modify the Construction and Development Documents pursuant to the provisions of Section
4.20 hereof, the Borrower shall not amend or modify any provisions of the Construction and Development Documents without providing prior written notice to the Bank and obtaining its prior written consent.

         5.9      Material Adverse Change.

         The Borrower shall not take any action or omit to take any action which would cause a Material Adverse Change in the business, assets, operation or financial condition, of the Borrower to occur.

         5.10     Conduct of Business.

         The Borrower shall not conduct any business or activity, the nature of which would differ in any material respect from that presently conducted by it or contemplated hereunder.

         5.11     Creation of Liens.

         Except for Permitted Encumbrances and except as otherwise specifically contemplated by the Loan Documents, the Borrower shall not create, incur, assume or suffer to exist or be created, or permit any pledge of, or any deed of trust, mortgage, Lien, charge, security interest or encumbrances of any nature with respect to the Land or the Improvements, or assign, pledge or in any way transfer or encumber its rights to receive income from the Land or the Improvements.

         5.12     Value of Collateral.

         The Borrower shall not take any action which would result in any material impairment of the value of any Collateral.

         5.13     Transfer of Personalty.

         Except with respect to the Excluded Equipment, and except as provided under the Permitted Encumbrances, the Borrower shall not voluntarily or by operation of law, directly or indirectly, sell, assign, transfer, encumber, pledge, mortgage, hypothecate, convey or otherwise dispose of any interest in or any part of any personalty located upon the Land or the Improvements or used or intended to be used in connection therewith, or any of the licenses, permits or other approvals necessary for the operation and occupancy of the Land and Improvements or the conduct of horse racing at the Land and Improvements, provided that Borrower may dispose of any worn out personal property as long the same is promptly replaced, to the extent necessary, with personal property that is the functional equivalent of the replaced property within such time as would not impair the operation of the Project.

         5.14     Disposition of Rents.

         Except as provided in the Loan Documents, and except as provided under the Permitted Encumbrances, the Borrower shall not consent to or commit any sale, conveyance, pledge, mortgage, hypothecation or other disposition of any rents or other funds arising from the Land or the Improvements.

         5.15     Materials and Fixtures.

         Except as provided in Schedule II, the Borrower shall not use, or allow the use of, any materials, furnishings, fixtures or equipment intended to become a part of the Improvements or otherwise included in the Plans that are under lease or have been purchased upon a conditional bill of sale or to which Borrower does not have absolute and unencumbered title. Proceeds of the Loan allocated to the Equipment category on the Development Budget shall be limited to reimbursement of the Borrower's expenses incurred in connection with the acquisition of the Included Equipment.

         5.16     Pension Plans and Benefit Arrangements.

         The Borrower and members of the ERISA Group shall not:

                  (a) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Pension Plan;

                  (b) request a minimum funding waiver from the Internal Revenue Service with respect to any Pension Plan;

                  (c) engage in a Prohibited Transaction with any Pension Plan, Benefit Arrangement or Multiemployer Pension or Welfare Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                  (d) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                  (e) fail to make when due any contribution to any Multiemployer Pension or Welfare Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                  (f) withdraw (completely or partially) from any Multiemployer Pension or Welfare Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Pension Plan, where any such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;

                  (g) terminate, or institute proceedings to terminate, any Pension Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                  (h) make any amendment to any Pension Plan with respect to which security is required under Section 307 of ERISA; or

                  (i) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

         5.17     ERISA Prohibited Transaction.

         Neither the Borrower, nor members of the ERISA Group shall take any action which would result in the Construction Loan constituting a Prohibited Transaction between Borrower or the Partner and Bank.

         6. DISBURSEMENT MATTERS

         6.1      Procedures.

                  (a) The Bank shall disburse Construction Loan proceeds not more frequently than twice each month pursuant to Borrower's Disbursement Request in the form attached hereto as Exhibit B, provided that one of the monthly fundings shall be limited to interest expense. Upon receipt of a Disbursement Request, the Bank shall cause an inspection to be made of the progress of construction with respect to any Disbursement Request for costs of construction . If the Bank determines that construction is proceeding diligently in accordance with the Plans and otherwise in the manner required by this Agreement and that all conditions to such disbursement shall have been fulfilled, including the Bank's receipt of title clearance (conveyed verbally by the title company) confirming that the status of title is as described in
Section 6.4(g) below, the Bank shall make the disbursement within five (5) days of satisfaction of the requirements set forth in Sections 6.4, 6.5, 6.6 and/or 6.7, as applicable.

         (b)      [Intentionally Omitted]

         (c) Bank may also require verification of the information contained in the Disbursement Request by the Contractor, Major Subcontractors and other applicable subcontractors, the Architect, the Engineer, as applicable, and the Inspecting Architect, and will require separate lien waivers and releases from all contractor and subcontractors covering all prior disbursements. Without limiting the foregoing, in connection with any Disbursement Request, Borrower shall submit copies of invoices for costs included in such Disbursement Request. Invoices submitted with all Disbursement Requests except the first Disbursement Request shall not be dated prior to the date that is one hundred twenty (120) days preceding the date of the Disbursement Request except as may be permitted by the Bank in its reasonable discretion. Subject to subsection (d) of this section, all disbursements will be made, at the Bank's option, into the Project Account of Borrower maintained with Bank, and Borrower agrees to pay Bank's customary charges for wire transfers and account maintenance, or, upon five (5) days prior written notice to the Borrower, advanced directly (or jointly with Borrower, as the Bank may elect) to such party or parties as have actually supplied labor, material or services in connection with the construction of the Improvements or advanced to a title company or other escrow agent acceptable to the Bank for disbursement to such third parties. All Construction Loan proceeds will be considered to have been advanced to and received by Borrower upon, and interest on the Construction Loan proceeds will be payable by Borrower from and after, the deposit or advance of the Construction Loan proceeds as aforesaid or the charge against the Construction Loan proceeds as provided in subsection (d) below.

                  (d) Notwithstanding the provisions of subsection (c) of this section, the Bank may elect, without obtaining authorization by Borrower, to use the Construction Loan proceeds to pay, as and when due, interest on the Construction Loan and, upon five (5) days prior written notice to Borrower (except in the case of the First Disbursement), the Construction Loan fees owing to the Bank, reasonable fees and disbursements of the Inspecting Architect and the Bank's attorneys which are payable by Borrower as provided in the Loan Documents and such other sums as may be owing from time to time by Borrower to the Bank with respect to the Construction Loan or the transactions contemplated by this Agreement. Such payments may be made by debiting or charging the Construction Loan in the amount of such payments.

                  (e) All advances of the Construction Loan proceeds shall be evidenced by the Note and secured by the Collateral Documents.

         6.2      Disbursement Amounts.

                  (a) Aggregate advances of the Construction Loan shall be limited to the maximum amount of the Construction Loan. The aggregate amount of the Construction Loan for any Category shall be limited to the amount shown in the Development Budget for such Category, taking into account any reallocation authorized by the Bank, pursuant to Section 6.8. Prior to disbursement of any Construction Loan proceeds, Borrower shall have expended, for costs approved by the Bank, sums at least equal to the Initial Equity Contribution.

                  (b) Subject to the terms of this Agreement, the Bank will make disbursements of the Construction Loan or other amounts held, if applicable, in the Project Account to defray actual and reasonable costs approved by the Bank and shown on the Development Budget of (i) labor performed on the Improvements and equipment and materials incorporated into the Improvements, (ii) materials suitably stored on the Land, as approved by the Bank, and (iii) developing and financing the Improvements including any other costs within the Categories shown on the Development Budget. The undisbursed balance of the Construction Loan and the sums delivered and held by the Bank pursuant to Section 6.8 shall at no time be less than the sum of (1) the amount reasonably estimated by the Bank to complete the construction, development and financing of the Improvements, and (2) the aggregate amount of the Retainage to date.

                  (c) Borrower shall provide such written information as requested by the Bank evidencing Borrower's expenditure of any portion of the Initial Equity Contribution.

                  (d) The amount allocated to the Contingency Category shall not be subject to disbursement without the prior approval of the Bank.

         6.3      Cost Information.

         If Borrower becomes aware of any change in the approved costs set forth in the Development Budget that would increase, change or cause a reallocation of the costs as shown on the Development Budget, Borrower shall immediately notify the Bank in writing and promptly submit a proposed revised Development Budget to the Bank. The Bank shall have no obligation to make further disbursements unless and until the revised Development Budget is approved by the Bank. The approval of the revised Development Budget by the Bank shall not be unreasonably delayed following receipt of all required information. The Bank shall have the right to withhold approval of the proposed revised Development Budget, pending the deposit of funds pursuant to Section 6.8.

         6.4      First Disbursement.

         The Bank shall not be obligated to make the First Disbursement until Borrower, at its expense, shall have fulfilled all conditions of this Agreement applicable thereto, including, without limitation, the delivery and approval of the items referred to on Exhibit E attached hereto on or before the Closing Date, and satisfaction of the following conditions:

                  (a) No portion of the Improvements shall have been damaged by fire or other casualty and no condemnation or taking of the Land or the Improvements or any material portion thereof shall be pending or threatened;

                  (b) The Bank shall have received all duly executed Loan Documents and Construction and Development Documents; and the Collateral Documents and other documents to be placed of record shall have been duly recorded and filed in all appropriate offices;

                  (c) The security interest in all property described in the Collateral Documents shall have been duly perfected and shall be a valid and enforceable first lien subject to Permitted Encumbrances;

                  (d) The Closing Fee shall have been paid on or before the Closing Date.

                  (e) Borrower shall have obtained and delivered to the Bank the consents of the Architect, Engineer and the Contractor and the Architect's Certificate and the Engineer's Certificate in substantially the forms attached hereto as Exhibit C or as otherwise specified by the Bank;

                  (f) All Governmental Approvals then obtainable shall be in full force and effect, and no notices of violation or revocation with respect thereto shall have been received which have not been cured to the satisfaction of the applicable Governmental Authority;

                  (g) The Bank shall have received, at Borrower's expense, a title policy and the verbal title confirmation described in Section 6.1(b) and, prior to any subsequent disbursement, a title policy endorsement with respect to the prior disbursement. Such title policy, verbal title confirmation and endorsement shall be satisfactory to the Bank and shall insure the priority of the Lien of the Deed of Trust and contain no exception other than the Permitted Encumbrances;

                  (h) No Remedies Event or Conditional Default shall have occurred and be continuing under this Agreement, the Credit Agreement, or any of the other Loan Documents or Line of Credit Loan Documents;

                  (i) The Bank shall receive evidence to its satisfaction of the prior or contemporaneous funding of the Initial Equity Contribution;

                  (j) Upon the actual location of the Improvements, the Improvements shall not encroach over any building, zoning, right-of-way or property boundary lines.

                  (k) The Bank shall have received effective lien waivers and releases from the Contractor, Major Subcontractors and all other subcontractors, materialmen, suppliers and other persons having the right to file a mechanic's or materialmen's lien against the Project with respect to the work completed through a date no later than the date of the First Disbursement, other than work to be paid from the proceeds of the First Disbursement;

                  (l) The receipt by the Bank of a report satisfactory to the Bank from the Inspecting Architect concerning its review of the Improvements, the Plans, the Construction Contract, Major Subcontracts, the Development Budget and the Governmental Approvals; and

                  (m) The representations and warranties of the Borrower contained in Article 8 hereof shall be true and accurate on and as of the date of the First Disbursement of Construction Loan proceeds with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof.

         6.5      Subsequent Disbursements.

                  The Bank shall not be obligated to make further disbursements of the Construction Loan (including the Retainage disbursements referred to in Section 6.6), until Borrower, at its expense, shall have fulfilled all provisions of this Agreement applicable thereto including, without limitation, the following conditions:

                  (a) The conditions of the preceding Section 6.4 shall continue to be met;

                  (b) Within forty-five (45) days following the location of any portion of the Improvements not shown on the survey to be supplied in connection with the Closing Date, such survey shall be updated to a current date and shall show the location of the Improvements and the absence of any encroachment of all Improvements over any building, zoning, right-of-way or property boundary lines; and

                  (c) The Bank shall have received an updated verbal title report followed, prior to any subsequent disbursement, with a title policy endorsement, such verbal report and endorsement to be satisfactory to the Bank and to insure the priority of the lien of the Deed of Trust in the amount of all disbursements hereunder, and contain no exception other than the Permitted Encumbrances.

         6.6      Retainage Disbursements.

                  (a) The amount of each disbursement shall be subject to Retainage in accordance with the provisions of the Construction Contract, which Retainage shall in no event be less than ten percent (10%) of costs incurred under the Construction Contract, other than (i) Construction and Development Documents entered into before February 10, 1997 for which Retainage shall be no less than five percent (5%) and (ii) Construction and Development Documents relating to clearing and grubbing, rough grading, foundations and steel for the Project for which there shall be no Retainage.

                  (b) The amount of the Retainage withheld under the Construction Contract less an amount equal to 150% of the aggregate costs of performing remaining punchlist items under the Construction Contract, as reasonably estimated by the Bank and the Inspecting Architect, shall be released only upon the fulfillment of the following conditions:

                           (i) All conditions of Sections 6.4 and 6.5 shall
continue to be met;

                           (ii) The Bank shall have received a certificate of
the Architect and Engineer, whichever is applicable, and the Contractor to the effect, inter alia, that the Improvements have been substantially completed in accordance with the Plans, all Laws and all Governmental Approvals, and the matters in such certificate shall have been verified by the Inspecting Architect;

                           (iii) A permanent unconditional certificate of
occupancy and all other Governmental Approvals shall have been duly issued for those portions of the Improvements necessary to place the Project in service as a horse racetrack, including, without limitation, the clubhouse and grandstand, at which pari-mutual wagering is permitted as licensed by the Virginia Racing Commission (which improvements shall not include immaterial buildings, such as maintenance buildings, dormitories or barns not necessary for the initial operation of the Project), and the Bank shall have received copies thereof, or if a permanent certificate of occupancy for any such Improvements is not then available, a temporary certificate of occupancy, provided that the Bank and the Inspecting Architect shall have received satisfactory evidence that the permanent certificate of occupancy shall be issued upon completion of punchlist items approved by the Bank and for which Construction Loan proceeds are being held ;

                           (iv) The Bank shall have received an endorsement to
the Bank's title insurance policy, in a form approved by the Bank, insuring that no encroachments exist over any building, zoning, right-of-way or property boundary lines;

                           (v) The Bank shall have received an as-built survey,
showing the location of the Improvements, easements, rights-of-way and other matters affecting the Land;

                           (vi) The Bank shall have received final lien releases
from the Contractor, Major Subcontractors and all other subcontractors with respect to the work performed in connection with the construction and equipping of the Improvements, except with respect to work included in the punchlist items and except work not required to be completed under subsection (iii) above;

                           (vii) The Bank shall have received tax receipts
evidencing the payment of the current year's real estate taxes and assessments to the extent such taxes and assessments are then due and payable;

                           (viii) The Bank shall have received evidence
satisfactory to the Bank that the fire and extended coverage insurance policy with respect to the applicable Improvements is in full force and effect;

                           (ix) The Bank shall have received the written consent
of any and all third parties reasonably judged by the Bank to be necessary for the occupancy and operation of the Improvements; and

                           (x) The Bank shall have received a letter from the
Borrower whereby Borrower represents and warrants that Borrower has inspected the Improvements and the Improvements have been completed substantially in accordance with the Plans.

                  (c) Any amounts withheld from the final disbursement pursuant to Section 6.6(b) shall be disbursed upon completion of all punchlist items and the issuance of all permits necessary for the occupancy and operation of all of the Improvements, as determined by the Bank and the Inspecting Architect.

         6.7      Post-Completion Disbursements.

         The Bank shall not be obligated to make disbursements after the Completion Date unless all of the applicable conditions of Sections 6.4, 6.5 and
6.6 shall continue to be met, In no event will any proceeds of the Construction Loan be disbursed after December 31, 1997.

         6.8      Deposit of Funds by Borrower.

         If the Bank, at any time and from time to time, in good faith determines that (a) the amount of the undisbursed Construction Loan proceeds will not be sufficient to pay in full all costs required to complete the construction of the Improvements in accordance with the Plans and all financing and development costs covered by the Development Budget, or that (b) after taking into account any changes and reallocation of amounts approved by the Bank pursuant to Section 6.3 hereof, any amount shown in any Category will not be sufficient to pay in full the items to which such amount is allocated, then the Bank may make demand on Borrower to deposit with the Bank funds equal to the insufficiency so determined by the Bank (or Borrower shall provide evidence of the availability of such funds in the form of amounts held by the Bank in the account(s) of Borrower maintained at the Bank), and Borrower shall deposit the funds required hereby, or provide such evidence, with the Bank within ten (10) Business Days after the date of such demand, such funds to be held in the Project Account. The Bank shall have no obligation to make further disbursements until the demanded funds shall have been so deposited by Borrower with the Bank. Whenever the Bank has any such funds on deposit, such funds shall be additional security for the Construction Loan and all disbursements will be considered to be made by the Bank first from those funds until they are exhausted.

         6.9      Additional Security.

         As additional security for the Borrower's obligations under this Agreement and the other Loan Documents, the Borrower irrevocably assigns and grants to the Bank a security interest in all Construction Loan proceeds now or hereafter held by the Bank, whether or not disbursed. The Borrower further irrevocably assigns and grants to the Bank as additional security for the Borrower's obligations under the Loan Documents (x) all funds now or hereafter deposited by the Borrower with the Bank under this Agreement or any of the other Loan Documents, including, without limitation, amounts held in the Project Account, (y) all Governmental Approvals to the extent permitted by Law or by the terms thereof, and (z) all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of the Improvements. Upon the occurrence of a Remedies Event and so long thereafter as such Remedies Event shall remain uncured, the Bank, in addition to any other rights and remedies it may have under the Loan Documents or at law or in equity, may use any of the other property referred to above for any purpose for which the Borrower could have used them under this Agreement or with respect to the construction or financing of the Improvements. Further, the Borrower hereby assigns to the Bank all of the Borrower's rights under the Construction and Development Documents, subject to the terms thereof, which rights the Bank may exercise upon the occurrence of a

Remedies Event. Such assignment is made for collateral purposes only and imposes no obligations upon the Bank.

         7. REPORTING REQUIREMENTS

         7.1      Appraisals, Environmental Reports and Title Reports.

                  (a) Appraisal. Until the Bank Debt is repaid in full the Bank shall have the right at any time and from time to time to obtain an Appraisal with respect to the Project, which Appraisal shall be at the reasonable expense of the Borrower, but no more frequently than once during the initial term of the Loan and once during the Extension Periods.

                  (b) Title Reports. Except as provided in Article 6, at option of the Bank, once each calendar year until the Bank Debt has been repaid in full, the Bank may request and Borrower shall deliver within fifteen (15) days of such request, an updated title report on the Project, prepared and issued by the same title insurance company that delivered to the Bank the lender's policy of title insurance in connection with the delivery of the Deed of Trust. After the occurrence of a Remedies Event and so long thereafter as such Remedies Event shall remain uncured, Borrower will furnish such title reports, endorsements or policies as the Bank shall require. If Borrower fails to deliver the title updates, reports, endorsements or policies required pursuant to this Section, the Bank may obtain such item(s) and Borrower will reimburse the Bank for costs incurred upon demand.

                  (c) Environmental Reports. Within sixty (60) days following the request of the Bank, which, in the absence of a Remedies Event, or prior to such time that the Bank believes that there has been a breach of the Environmental Indemnity Agreement, may be made once each calendar year if a previously undisclosed adverse environmental condition becomes apparent or a change in applicable Law with respect to environmental matters should occur (but such request may be made at any time following the occurrence of a Remedies Event and so long thereafter as such Remedies Event shall remain uncured, or if the Bank has reason to believe there has been a breach of the Environmental Indemnity Agreement) until the Bank Debt has been repaid in full, the Borrower shall cause an environmental audit of the Project to be prepared at Borrower's sole reasonable cost and expense, which environmental audit will be in form and performed by a consultant approved by the Bank, and if Borrower does not respond to the Bank's request within sixty (60) days, the Bank shall cause an environmental audit of the Project and, upon demand, Borrower will reimburse the Bank for all costs incurred.

         8. REPRESENTATIONS AND WARRANTIES

         The Borrower hereby warrants and represents to the Bank as follows, which warranties and representations shall be recertified to the Bank with each Disbursement Request:

         8.1      Due Formation; Capacity.

         The Borrower is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia, and has full power and authority to own or lease and operate properties, and to conduct its affairs as now being conducted and as proposed to be conducted. The sole general partner of Borrower is Racing and the sole limited partner of Borrower is Holdings.

         8.2      Power and Authority.

         The Borrower has full partnership power and authority to enter into, execute, deliver and carry out this Agreement and the other Loan Documents and the Construction and Development Documents to which it is a party, and to perform its obligations hereunder and thereunder and all such actions have been duly authorized by all necessary partnership proceedings on its part.

         8.3      Validity and Binding Effect.

         This Agreement, the other Loan Documents and the Construction and Development Documents which are required to be executed and delivered prior to the Closing Date pursuant to the terms of this Agreement, have been duly and validly executed and delivered by the Borrower and, to the best knowledge of the Borrower, by all other parties thereto. This Agreement, the other Loan Documents and the executed Construction and Development Documents constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms. The Borrower has delivered to the Bank a true and correct copy of the Construction and Development Documents which are required to be executed and delivered prior to the Closing Date pursuant to the terms of this Agreement and any amendments, waivers and other documents executed in connection therewith, and there has been no other amendment, waiver or modification of such Construction and Development Documents.

         8.4      No Conflict.

         Neither the execution and delivery of this Agreement, the other Loan Documents or the Construction and Development Documents, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Borrower Documents, or (ii) any Governmental Approval, any applicable Law or any material agreement or instrument to which the Borrower is a party or by which Borrower or the Deed of Trust Property (as defined in the Deed of Trust) is bound.

         8.5      Other Agreements.

          The Borrower is not, to the best of its knowledge and belief, a party to any agreement or instrument that materially and adversely affects its present or proposed business, properties or assets, operation or conditions, financial or otherwise and is not in default of the performance, observance, or fulfillment of any of the material obligations, covenants or conditions set forth in any material agreement or instrument to which it is a party.

         8.6      No Conditional Default or Remedies Event.

         No Conditional Default has occurred and no condition exists or will be caused by the First Disbursement which will constitute a Conditional Default or Remedies Event.

         8.7      No Litigation or Investigations.

         Except as previously disclosed to the Bank in writing, there is no pending or, to Borrower's knowledge, threatened litigation or governmental investigation (or any basis therefor known to the Borrower) which questions the capacity, ability or authority of the Borrower to execute, deliver and perform the provisions of the Loan Documents or the Construction and Development Documents to which it is a party, or if determined adversely to the Borrower , would reasonably be expected to cause a Material Adverse Change.

         8.8      Financial Statements and Other Information.

         The information, financial statements and other financial data furnished by the Borrower to the Bank are true and correct in all material respects and present fairly the financial condition of the Borrower as of the date of such statements or data. All other information given to the Bank by and with respect to the Borrower is accurate, correct and complete in all material respects, as of the date such information is given. To Borrower's knowledge, all surveys, plot plans and similar documents heretofore furnished by the Borrower to the Bank with respect to the Improvements are accurate and complete in all material respects as of their respective dates.

         8.9      Impositions.

         All returns for Impositions required to have been filed by the Borrower have been timely filed and payment has been made, or will be made prior to the date upon which any penalty or fine may be imposed, for all Impositions which have or may become due pursuant to said returns or to assessments received except to the extent that any such Imposition may be contested in a manner consistent with Section 2.3(c) of the Deed of Trust.

         8.10     Title Aspects.

         The Borrower has a good and marketable leasehold estate in the Land, subject only to Permitted Encumbrances. The Borrower has been granted all easements appropriate for the construction of the Improvements, and any mortgage liens now or hereafter affecting any land burdened by such easements are subordinate to such easements.

         8.11     Zoning and Governmental Approvals.

         To the best knowledge of Borrower, the development, construction, use and occupancy of the Improvements in accordance with the Plans will conform in all material respects to all applicable Laws, all existing Governmental Approvals and all covenants, conditions and restrictions contained in a deed, lease or other instrument or agreement covering or affecting all or any portion of the Land. All Governmental Approvals (except to the extent the same are of a nature so as not to be obtainable until a later stage of construction or completion of the Improvements) have been obtained and are valid and in full force and effect.

         8.12     Plans.

         To the best knowledge of the Borrower, the Plans are accurate, true and correct, complete and are satisfactory to the Borrower, except as provided in
Section 4.19 hereof. The Plans have been, or will be, prior to the date of the First Disbursement of Construction Loan proceeds, approved by each Official Body having jurisdiction over the Improvements and any others whose approval of the Plans, in whole or in part, may be called for by applicable undertakings of the Borrower.

         8.13     Utilities.

         All utility and municipal services necessary for the construction, completion, use and occupancy of the Improvements are, or will be made, available to the Land and have, or will have, sufficient capacity to operate the Improvements for their intended purposes, including water supply, storm and sanitary sewer facilities, electricity and telephone facilities. All impact, connection or other requisite fees for such services have been paid or are included in the Development Budget.

         8.14     Security Interests.

         Upon proper filing and continuation, the Liens and security interests granted or to be granted to the Bank pursuant to this Agreement and the other Loan Documents constitute and will continue to constitute valid perfected first priority security interests, except for the Excluded Equipment, under the Uniform Commercial Code or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or any other Law. As of the date hereof, the property encumbered by the Liens and security interests granted to the Bank pursuant to this Agreement and the other Loan Documents is subject to no other Liens or encumbrances except for the Permitted Encumbrances.

         8.15     Deed of Trust.

         The Lien granted to the Bank pursuant to the Deed of Trust constitutes and will, upon proper recording, constitute a valid perfected first priority Lien under applicable Law, and the property secured thereby is subject to no other Liens or encumbrances except for the Permitted Encumbrances. All action as is necessary or advisable to establish such Lien and its priority as described in the preceding sentence, including recordation of the Deed of Trust in the appropriate offices, will be taken promptly following the Closing Date, and there will be, upon execution, delivery and recordation of the Deed of Trust, no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

         8.16     Construction and Development Documents.

         The only agreements executed and delivered by or on behalf of the Borrower in connection with the development, construction or provision of labor, materials or design or supervisory services with respect to the Improvements are those Construction and Development Documents which shall be furnished to the Bank and the Inspecting Architect prior to the Closing Date pursuant to the terms of this Agreement except for any miscellaneous agreements entered into following the date of the First Disbursement for consulting and related services which shall be subject to the Bank's reasonable review and approval.

         8.17     Environmental Matters.

         The Environmental Indemnity Agreement is hereby incorporated herein by this reference.

         8.18     Insurance.

         All insurance policies and bonds furnished to the Bank by the Borrower are valid and in full force and effect. No notice has been given or claim made and, to the best of the Borrower's knowledge, no grounds presently exist to cancel or void any of such policies or bonds or to reduce the coverage provided thereby. In Borrower's reasonable judgment, such policies and bonds provide adequate coverage in amounts sufficient to insure the assets and risks of the Borrower in accordance with prudent business practices.

         8.19     [INTENTIONALLY DELETED]

         8.20     Pension Plans and Benefit Arrangements.

                  (a) The Borrower and each member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Pension Plans and Multiemployer Pension and Welfare Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Pension Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Pension Plan or Multiple Employer Pension Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Pension Plan or a Multiple Employer Pension Plan or any Law pertaining thereto. With respect to each Pension Plan and Multiemployer Pension Plan, the Borrower and each member of the ERISA Group
(i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                  (b) To the best of the Borrower's knowledge, each Multiemployer Pension or Welfare Plan and Multiple Employer Pension Plan is able to pay benefits thereunder when due.

                  (c) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Pension Plan.

                  (d) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                  (e) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.

                  (f) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Pension or Welfare Plan or Multiple Employer Pension Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Pension Plan or Multiple Employer Pension Plan that such MultiEmployer Pension Plan or Multiple Employer Pension Plan has been terminated within the meaning of Title IV of ERISA, and, to the best knowledge of the Borrower, no Multiemployer Pension Plan or Multiple Employer Pension Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  (g) To the extent that any Benefit Arrangement is insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions required to be paid for all periods through and including the Closing Date. There has been no COBRA Violation by Borrower or any member of the ERISA Group which could result in any material liability to the Borrower.

         9. [Intentionally Omitted]

         10. DEFAULTS AND REMEDIES

         10.1     Events of Default.

         The following shall be deemed to be Events of Default under this Agreement (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  (a) The Borrower shall fail to make any payment of principal or interest due with respect to the Construction Loan within ten (10) days following the date on which such payment shall become due (except for the payment of principal and interest due on the Expiration Date, which if not paid in full on such date, shall constitute on Event of Default), or the Borrower shall fail to pay within ten (10) days after written notice any other amount owing hereunder or under the other Loan Documents;

                  (b) Any representation or warranty made at any time by the Borrower or any Guarantor herein or in any other Loan Document, or in any certificate, other instrument or written statement furnished by Borrower or any Guarantor pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  (c) The Borrower shall fail to make any deposit of funds required under this Agreement within ten (10) days after written demand by the Bank or such longer period of time, if any, expressly provided for in this Agreement;

                  (d) The Borrower shall fail to comply with any other covenant contained in this Agreement or any of the other Loan Documents which calls for the payment of money and shall not cure that failure within ten (10) days after written demand by the Bank;

                  (e) The Borrower or any Guarantor shall fail to comply with any covenant contained in this Agreement or any of the other Loan Documents, other than those defaults referred to in the other subparagraphs of this Section 10.1, and shall not cure that failure within thirty (30) days after written notice thereof by the Bank to Borrower and the Guarantors or such shorter period of time for cure specified in any Loan Document (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower or the applicable Guarantor as determined by the Bank in its reasonable discretion), provided that, in the event that such default cannot be remedied with reasonable due diligence during such thirty (30) day period, such default shall not constitute an Event of Default so long as Borrower or the applicable Guarantor continues with reasonable due diligence to attempt to remedy the same for such additional period of time as may be required not to exceed an additional ninety (90) days;

                  (f) Construction of the Improvements is not completed to the extent required under Section 6.6(b)(iii) hereof on or before October 30, 1997or, subject to Force Majeure, is abandoned for a period in excess of ten
(10) consecutive Business Days;

                  (g) A default by the Borrower or any Guarantor shall occur under the Construction and Development Documents, and such default shall not be cured within any available cure period provided therein;

                  (h) Any Guarantor shall cease to be Solvent or shall be unable to pay their respective debts as the same shall mature or there shall be filed by or against (unless dismissed within sixty (60) days after any involuntary filing) Borrower or any Guarantor a petition in bankruptcy or a petition seeking the appointment of a receiver, trustee or conservator for Borrower or any Guarantor or any portion of their respective properties or seeking reorganization or to effect a plan or other arrangement with or for the benefit of creditors, or any Borrower or any Guarantor shall consent to the appointment of a receiver, trustee or conservator;

                  (i) Any Lien or encumbrance, other than a Permitted Encumbrance, is entered against the Land or Improvements and such Lien or encumbrance is not discharged, vacated or bonded within fifteen (15) Business Days after the filing thereof;

                  (j) Any final judgment(s) for the payment of money in excess of $50,000 shall be entered against the Borrower or any Guarantor by a court having jurisdiction which is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry of such judgment(s);

                  (k) Richard E. Jacobs shall fail to comply with the covenants contained in Sections 10, 11 and 12 of his Payment Guaranty;

                  (l) Jeffrey P. Jacobs shall fail to comply with the covenants contained in Section 10 of his Payment Guaranty;

                  (m) Any of the following occurs: (i) any Reportable Event, which the Bank determines in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or the appointment of a trustee to administer or liquidate any Pension Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Pension Plan, or a termination notice shall have been filed with respect to any Pension Plan; (iii) a trustee shall be appointed to administer or liquidate any Pension Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer or liquidate any Pension Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Bank determines in good faith that the amount of Borrower's liability is likely to cause a Material Adverse Change; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Pension Plan or a Multiemployer Pension Plan; (vi) the Borrower or any member of the ERISA Group shall make any amendment to a Pension Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Pension Plan; (viii) the Borrower or any member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Pension Plan; or
(ix) any applicable Law, rule or regulation is adopted, changed or interpreted by any governmental authority or agency or court with respect to or otherwise affecting one or more Pension Plans, Multiemployer Pension Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi),
(vii), (viii) or (ix), the Bank determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  (n) An Event of Default shall have occurred under the Line of Credit;

                  (o) An Event of Default shall occur under any other note, loan agreement or other credit facility between the Borrower and the Bank;

                  (p) An acceleration of the maturity of any Indebtedness in an amount in excess of $5,000,000 shall occur under any note, loan agreement or other credit facility between the Borrower or Richard E. Jacobs and any party other than the Bank, except for any such Indebtedness where recourse thereon is limited to real or personal property subject to customary exceptions such as fraud and misappropriation of funds; or

                  (q) Holdings shall fail to comply with any of the covenants contained in Sections 11, 12 and 14 of its Payment Guaranty.

         10.2     Remedies.

         Following the occurrence of a Remedies Event, the Bank may exercise any or all of the following rights and remedies:

                  (a) The Bank shall be under no further obligations to make disbursements of the Construction Loan hereunder. The Bank may declare the unpaid principal amount of the Note then outstanding and all interest accrued thereon and all other indebtedness of the Borrower to the Bank hereunder and thereunder to be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                  (b) The Bank and any branch, subsidiary or affiliate of the Bank anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower or the Guarantors, to set-off against and apply to the then unpaid balance of the Construction Loan and all other obligations of the Borrower hereunder or under any other Construction Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower, or by such branch subsidiary or affiliate, including without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account with the Bank or such branch, subsidiary or affiliate. Such right shall exist whether or not the Bank shall have made any demand under this Agreement or any other Construction Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, the Guaranties or other security given to the Bank.

                  (c) Whether or not the Bank shall have accelerated the maturity of the Construction Loan pursuant to any of the foregoing provisions of this Section 10.2, the Bank may proceed to protect and enforce the Bank's rights by suit in equity, action at law and/or other appropriate proceeding, for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents and, as to any amount that shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or to enforce any other legal or equitable right of the Bank.

                  (d) From and after the date on which the Bank has taken any action pursuant to this Section 10.2 and until all Bank Debt has been paid in full, any and all proceeds received by the Bank from any sale or other disposition of any Collateral, or any part thereof, or the exercise of any other remedy by the Bank, shall be applied as follows:

                           (i) first, to reimburse the Bank for out-of-pocket
costs, expenses and disbursements, including without limitation, reasonable attorneys' fees and legal expenses actually incurred by the Bank in connection with realizing on any Collateral or collection of any obligations of the Borrower or the Guarantor under any of the Loan Documents, including advances made subsequent to a Remedies Event by the Bank or for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, any Collateral, including without limitation, advances for Impositions, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                           (ii) second, to the repayment of all Bank Debt,
whether of principal, interest, fees, expenses or otherwise; and

                           (iii) the balance, if any, as required by Law.

                  (e) The Bank shall have all of the rights and remedies contained in this Agreement and the other Loan Documents (including the right to appoint a receiver and all other rights described in the Deed of Trust). In addition, the Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.

                  (f) The Bank shall have the further right to enter the Land and Improvements and take any and all actions necessary, in its judgment, to secure, winterize, protect and preserve the Improvements and any materials or supplies located on the Land, to complete in part or in full the construction of the Improvements, including, but not limited to, making changes in the Plans, and entering into, and, subject to the terms thereof, modifying or terminating the Construction and Development Documents and other contractual arrangements. The Bank may elect to continue construction in accordance with the Plans. If the Bank elects to continue with the construction of the Improvements, the Bank will not assume any liability to Borrower or any other person for completing the Improvements or for the manner or quality of construction of the Improvements and Borrower expressly waives any such liability, except to the extent that such liability shall be caused directly by the gross negligence or willful misconduct of the Bank. Borrower irrevocably appoints the Bank as its attorney-in-fact, with full power of substitution, to complete the Improvements in Borrower's name or the Bank may elect to complete construction in the name of the Bank. In any event, all sums actually expended by the Bank in completing construction or otherwise exercising its rights hereunder or under the other Loan Documents will be secured by the Deed of Trust and all other Collateral Documents and shall bear interest at the Default Rate.

         10.3     Notice of Sale.

         Any notice required to be given by the Bank of a sale, lease, or other disposition of any Collateral or any other intended action by the Bank, if given at least fifteen (15) Business Days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

         11. MISCELLANEOUS

         11.1     Modifications, Amendments or Waivers.

         The Bank and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Construction Loan Document (except as otherwise expressly provided herein) or the rights of the Bank or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the obligations of the Borrower hereunder or thereunder.

         11.2     No Implied Waivers; Cumulative Remedies; Writing Required.

         No course of dealing and no delay or failure of the Bank in exercising any right, power, remedy or privilege under this Agreement or any other the Construction Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. To the extent permitted by Law, the rights and remedies of the Bank under this Agreement and any other Construction Loan Document are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         11.3 Reimbursement and Indemnification of the Bank by the Borrower; Impositions.

         The Borrower agrees unconditionally upon demand to pay to or reimburse the Bank and to hold the Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including but not limited to reasonable fees and expenses of counsel actually incurred by the Bank subsequent to the Closing Date (a) relating to any amendments, waivers or consents pursuant to the provisions hereof, and (b) in connection with any workout or restructuring, or in connection with the protection, preservation, exercise or enforcement of this Agreement or any other Construction Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Construction Loan Document, whether in insolvency proceedings or otherwise, and (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be actually imposed on, incurred by or asserted against the Bank in any way relating to or arising out of this Agreement or any other Construction Loan Document or any action taken or omitted by the Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, if the same results from the Bank's gross negligence or willful misconduct. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar Impositions (except for taxes on the overall net income of any Bank and except for franchise taxes) now or hereafter determined by any Official Body to be actually due and payable in connection with this Agreement or any other Construction Loan Document, and the Borrower agrees unconditionally to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or other similar Impositions, except as otherwise provided herein.

         11.4     Holidays.

         Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods), and such extension of time may be included in computing interest or fees, if any, in connection with such payment or action.

         11.5     Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. The Bank shall have the right from time to time, without notice to the Borrower, to deem any franchise, subsidiary or affiliate entity (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls the Bank) of the Bank to have made, maintained or funded any portion of the Construction Loan to which the Euro-Rate Option applies at any time. Notional funding offices may be selected by the Bank without regard to the Bank's actual methods of making, maintaining or funding the Construction Loan or any sources of funding actually used by or available to the Bank.

                  (b) Actual Funding. The Bank shall have the right from time to time to make or maintain any portion of the Construction Loan by arranging for a branch, subsidiary or affiliate of the Bank to make or maintain such portion of the Construction Loan subject to the last sentence of this Section 11.5(b). If the Bank causes a branch, subsidiary or affiliate to make or maintain any portion of the Construction Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such portion of the Construction Loan to the same extent as if such portion of the Construction Loan were made or maintained by the Bank.

         11.6     Notices.

         All notices, requests, demands, directions and other communications (collectively, "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone (except for default notices and notices to the Bank of funding requirements) or in writing (including telex or facsimile communication) unless otherwise expressly required hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth on Schedule I hereto or in accordance with any subsequent written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (i) in the case of telex or facsimile, when received, (ii) in the case of hand delivered notice, when hand delivered, (iii) in the case of telephone, when telephoned to the individual specified in Schedule I, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next Business Day by letter, facsimile or telex, (iv) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (v) if given by any other means (including by air courier), when delivered; provided, however, that notices to the Bank with respect to conversion or renewal of Interest Rate Options and prepayment shall not be effective until received.

         11.7     Severability.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.8     Governing Law.

         This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the Laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

         11.9     Prior Understanding.

         This Agreement, together with the other Loan Documents, supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         11.10    Duration; Survival.

         All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Construction Loan and shall not be waived by the execution and delivery of this Agreement, any investigation by the Bank, the making of the Construction Loan, or payment in full of the Bank Debt in each case. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Note and Sections 3.12 and 11.3 hereof, shall survive payment in full of the Bank Debt.

         11.11    Successors and Assigns.

         This Agreement shall be binding upon and shall inure to the benefit of the Bank and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and obligations hereunder or any interest herein. The Bank may, at its own cost, make assignments of or sell participating in all or any part of the Construction Loan to one or more banks or other entities. In the case of an assignment, the Bank shall provide written notice thereof to the Borrower. Upon receipt and acceptance by the Bank of the written agreement of such assignee to be bound by the terms hereof, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it had been a signatory hereunder, and upon surrender of the Note, the Borrower shall execute and deliver a replacement Note to the assignee in an amount equal to the amount of the portion of the Construction Loan assumed by it and a new Note to the Bank in an amount equal to the Construction Loan retained by it hereunder. In the case of a participation, the participant's rights against the Bank in respect of such participation shall be those set forth in the agreement executed by the Bank in favor of the participant relating thereto and shall not include any voting rights, except for voting rights limited to any increase in the principal amount of the Construction Loan, any reduction in the applicable interest rate or fees, and any postponement of any scheduled payment of principal, interest or fees. All of the Bank's obligations under this Agreement or any other Loan Documents shall remain unchanged and all amounts payable by the Borrower hereunder or thereunder shall be determined as if the Bank had not sold such participation.

         11.12    Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         11.13    Exceptions.

         The representations and warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         11.14    Consent to Jurisdiction.

         THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL

RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

         11.15    No Third Parties Benefitted.

         This Agreement is made and entered into for the sole protection and benefit of the Borrower and the Bank. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right against the Bank to obtain any proceeds of the Construction Loan.

         11.16    Authority to File Notices.

         The Borrower irrevocably appoints the Bank as its attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in the Borrower's name, any notices that the Bank considers reasonably necessary or desirable to protect the Collateral.

         11.17    Signs; Publicity.

         The Borrower may, at Borrower's expense, erect a sign or signs as reasonably approved by the Bank upon the Land and Improvements at any reasonable location indicating the source of the development and construction financing. The announcement of, and the issuance of any publicity with respect to, the Construction Loan and the transactions contemplated hereby shall be subject to the prior written approval of the Bank, which approval shall not be unreasonably withheld or delayed.

         11.18    Interpretation.

         Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the articles, sections, schedules and exhibits of this Agreement are for convenience only and do not define or limit any terms or provisions. In the event of a conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control.

         11.19    Status of Parties.

         It is understood and agreed that the relationship of the parties hereto is that of borrower and lender and that nothing contained herein or in any of the other Loan Documents shall be construed to constitute a partnership, joint venture or co-tenancy among Borrower or the Bank.

         11.20    Brokerage Fee.

         The Borrower represents to the Bank that no broker or other person is entitled to a brokerage fee or commission as a result of the Borrower's actions or undertakings in connection with the financing of the Improvements and agrees to hold the Bank harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.

         11.21    Waiver of Jury Trial.

         THE BORROWER AND THE BANK EACH WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND THE BANK AND EACH ACKNOWLEDGES THAT NONE OF THE BORROWER OR THE BANK NOR ANY PERSON ACTING ON BEHALF OF EITHER OF THEM HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND THE BANK EACH FURTHER ACKNOWLEDGES THAT EACH OF THEM HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY ITS OWN FREE WILL, AND THAT BORROWER AND THE BANK EACH HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE BORROWER AND THE BANK EACH AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1061, ET SEQ. THE BORROWER AND THE BANK EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement under seal as of the day and year first above written.


                              BORROWER:
ATTEST/WITNESS:               COLONIAL DOWNS, L.P.,
                              a Virginia limited partnership

                              By:  STANSLEY RACING CORP., a Virginia
                                   corporation, its sole general partner


                              By:  /s/ Jeffrey P. Jacobs
----------------------            ------------------------
Name:                         Name:   Jeffrey P. Jacobs
Title:                        Title:  CEO

                                                              [CORPORATE SEAL]


                              BANK:
ATTEST/WITNESS:               PNC BANK, NATIONAL ASSOCIATION, a national banking
                              association

                              By:  /s/ Brad J. Carpenter
----------------------            --------------------------
Name:                         Name:   Brad J. Carpenter
Title:                        Title:

                                   SCHEDULE I

                           NAMES, ADDRESSES, TELEPHONE
                        AND TELECOPIER NUMBERS OF PARTIES


Borrower:

Colonial Downs, L.P.
6201 North Courthouse Road
P.O. Box 456
Providence Forge, VA  23140
Telephone:   (804) 966-2477
Telecopier:  (804) 966-2063
Attn:  O.J. Peterson, III, President


with copies to:

Richard E. Jacobs
The Richard E. Jacobs Group, Inc.
25425 Center Ridge Road
Cleveland OH  44145-4122

         and

Jeffrey P. Jacobs
Jacobs Entertainment, Inc.
425 West Lakeside Avenue, Suite 601
Cleveland OH  44113

         and

James L. Weinberg, Esquire
Hirschler, Fleischer, Weinberg
   Cox & Allen
P.O. Box 500
701 East Byrd Street
Richmond, Virginia 23219

Bank:

PNC BANK, NATIONAL ASSOCIATION
One PNC Plaza, 19th Floor
249 Fifth Avenue
P1-POPP-19-2
Pittsburgh, PA 15219-2707
Attention:  Brad J. Carpenter
Telephone:   412-762-7947
Telecopier:  412-762-6500

With a copy to:

Marcus & Shapira, L.L.P.
One Oxford Centre - 35th Floor
301 Grant Street
Pittsburgh, PA  15219-6401
                        Attention: Charles G. Knox, Esq.

                                   SCHEDULE II

                               EXCLUDED EQUIPMENT



         Item                                             Quantity
         ----                                             --------

Window Washing Equipment                                      1
Security Camera System
Tram Pullers                                                  3
Timing Systems (Infield Only)
Finish Line Lighting
Starting Gates                                                2
Harness Gates
Mid-Size Tractors                                             3
Large Tractors                                                3
Trash Dumpsters
Manure Bins (10 x 10) Concrete                               30
Copy Machines
Fax Machines
Medical Waste Dumpster
Mutuel Line Office Camera System                             10
Horse Walkers




Tote equipment to be leased from Auto Tote or other nationally recognized tote equipment manufacturer

Computer equipment to be used in connection with the operation of the racetrack's pari-mutuel operations

Television and satellite dishes used for export and import broadcasts of simulcast horse races

Lighting used to illuminate the racetrack surfaces for night racing

Point of sale cash registers for food and beverage operations.

Office furniture for corporate headquarters.

                                  SCHEDULE III
                                  EXCLUDED DEBT


1. Letters of Credit in the aggregate amount of $1 million issued in favor of the Virginia Racing Commission pursuant to an Amended and Restated Performance Guarantee Agreement, dated as of February 27, 1997.

2. Letter of Credit in the amount of $200,000 issued in favor of New Kent County, Virginia to secure Colonial Downs, L.P.'s obligations under its Erosion and Sediment Control Plan.

3. Reconciliation of simulcast horse racing pari-mutuel pools made every two weeks to settle obligations arising in the normal course of business through the Borrower's "hubbing" arrangements. A "hub" coordinates the broadcast of simulcast horse races from sending and receiving racetracks; the placement of wagers on such broadcasts; the setting of pari-mutuel odds based on such wagers, and the payout of winning wagers. The Borrower currently contracts with Pocono Downs on a month-to-month basis for its hubbing needs.

4. Any liabilities of the Borrower for horsemen purses or contributions thereto to the extent the Borrower has funded such liabilities by deposits to the appropriate accounts pursuant to agreements with the horsemen.

5. Monthly management fee payable to the Maryland Jockey Club in the ordinary course of business pursuant to a Management and Consulting Agreement, dated as of April 22, 1996, by and among Colonial Downs, L.P., Stansley Management Corp., Stansley Racing Corp., and Maryland-Virginia Racing Circuit, Inc. (an affiliate of the Maryland Jockey Club)

6.       Jacobs Loan

                                   SCHEDULE IV
                               INCLUDED EQUIPMENT

         Description                                                 Quantity

  1.     Food Service Equipment
  2.     Furnishings, Milwork and Specialties
  3.     Track Kitchen and Paddock Concession Equipment
  4.     Overhead and Profit relating to the foregoing
  5.     Installations relating to the foregoing
  6.     Tax and Freight relating to the foregoing
  7.     Miscellaneous Construction Costs relating to the foregoing
  8.     Design and Permit Fees relating to the foregoing
  9.     Contingency (Included Equipment)
  10.    Property Maintenance
  11.    Parking Lot Vacuum/Sweeper                                      1
  12.    Snow Removal Equipment
  13.    Garden Tractor                                                  1
  14.    Tractor Accessories
  15.    Gas Powered Edgers                                              1
  16.    Pressure Washers                                                1
  17.    60" Deck Mower                                                  1
  18.    36" Walk Behind Mower                                           1
  19.    Miscellaneous Tools
  20.    Hedge Trimmer                                                   1
  21.    Bob Cat Loader                                                  1
  22.    Tractor w/Accessories                                           1
  23.    Facility Landscaping*
------------------------------

*Front Gate/Entrance Lawn/Infield Tote Board

1.       Building Maintenance

         1.        Back Pack Blowers                                     2
         2.        Fire Extinguishers                                   50
         3.        Floor Buffer/Scrubbers                                3
         4.        Hand Truck                                            4
         5.        Wet/Dry Vac                                           2
         6.        Carpet Vacuum                                         2
         7.        Miscellaneous Mops, Tools, Etc.

1.       Security

         1.        Key Cabinet                                           1
         2.        Radio/Paging System                                  15
         3.        Flashlights                                          10
         4.        Safety Vests                                         10
         5.        First Aid Equipment
         6.        Miscellaneous Office Supplies

1.       Vehicles

         1.        1 Ton Truck                                           2 Used
         2.        2 Ton Flatbed                                         1 Used
         3.        Jeeps for Security                                    2 Used
         4.        Golf Carts                                            2

1.       Track

         1.        Track Rail (Safety, Outside, Portable)
         2.        Tote Board
         3.        Infield Flag Poles                                    3
         4.        Infield Watering System
         5.        Distance Markers
         6.        Track Lighting System (Barns/Parking)
         7.        Back Up Generator for Track Lighting
         8.        TV Towers                                             5
         9.        TV Towers Phone System
         10.       TV Towers Electrical
         11.       Finish Line Marker                                    2

15.      Track Maintenance

                  1.        22,500 - 30,000 Gal. Water Truck             3
                  2.        Motor Engineer (Grader)                      1
                  3.        Roller Harrows Thbd.                         3
                  4.        Roller Harrows Stds.                         3
                  5.        Finish Harrows                               3
                  6.        Turf Rollers                                 1
                  7.        Turf Aerator                                 1
                  8.        16" Floats W Rakes                           3
                  9.        Gang Mower                                   1
                  10.       Fertilizer Trailer                           1
                  11.       Fuel Storage Tanks w/Pump
                  12.       Hand Tools/Hoses
                  13.       Welders                                      1
                  14.       Horse Ambulance                              1
                  15.       Back Hoe                                     1 Used
                  16.       Pickup Truck                                 1
                  17.       Roto Rooter Equip.                           1
                  18.       Air Compressor/Battery Charger               1

16.      Barn Area

         1.        Dump Trucks                                           1
         2.        Front End Loader
         3.        Winners/Viewers Circle/Misfence
         4.        Security Gate Building                         By Contractor
         5.        Barn Area Paging System
         6.        Signage
         7.        Post Mortem Barn                               By Contractor
         8.        Perimeter Fence                                By Contractor
         9.        Trailer Parking Storage                        By Contractor
         10.       Barn Area Fencing                              By Contractor

1.       Racing Dept.

         1.        Scales                                                3
         2.        House Racing Color                                    2
         3.        Saddle Pads
         4.        Saddle Towels (Sets)                                  3
         5.        Miscellaneous Harness
         6.        Lead Weights                                          200 lb.
         7.        Head Numbers (Sets)                                   2
         8.        Rider Arm Numbers                                     2
         9.        Colors Rack                                           1
         10.       Linen Towels                                          1
         11.       Bunk Beds                                             4
         12.       Commercial Grade Washing Machine                      2

         13.       Commercial Grade Dryer                                2
         14.       Sauna                                                 2
         15.       Whirlpool                                             2
         16.       Valet Tables                                          6
         17.       Jockey Room Furniture
         18.       Paddock Stall Numbers
         19.       Claims Clock                                          1
         20.       Fireproof File Cabinet                                3
         21.       Small Safe                                            1
         22.       Miscellaneous Office Supplies

1.       Detention Barn

         1.        Commercial Chest Freezer                              1
         2.        Water Hoses & Buckets                                 1
         3.        Hot Water Heater                                      1
         4.        Miscellaneous Hand Tools
         5.        P" Catcher Sticks                                    10
         6.        Miscellaneous Office Supplies

1.       Mutuel

         1.        Currency Counters                                     8
         2.        Coin Counters/Rollers                                 2
         3.        Walk-in-Safe                                          1
         4.        Small Safe                                            3
         5.        Calculators                                          15
         6.        Paper Shredders                                       3
         7.        4 Wheel Carts                                         6
         8.        Teller/Money Room Money Boxes                       150
         9.        Teller Money Bags                                   300
         10.       Miscellaneous Money Bags                             10
         11.       Mutuel Stools                                       135
         12.       Miscellaneous Office Supplies

1.        Admissions/Parking

         1.        Traffic Counter                                       1
         2.        Traffic Cones/Barriers                               30
         3.        Valet Parking Booth/Awning
         4.        Ticket Racks/Key Board
         5.        Money Box                                            10
         6.        Currency Counter                                      1
         7.        Coin Counter                                          1
         8.        Signage

                                    EXHIBIT A


                               DEVELOPMENT BUDGET

                                                      To Be Paid From          To Be Paid
                                                        Construction          From Borrower's
                                Cost Category          Loan Proceeds              Equity         Total Cost
                                -------------          -------------              ------         ----------

1.                                                   $                       $                  $
2.
3.
4.
5.
6.
7.
8.
9.
10.                                                   __________              __________         __________
           TOTAL:                                     $                       $                  $

                                    EXHIBIT B


                        FORM OF REQUEST FOR DISBURSEMENT





                                                           Date _______________





                     REQUEST FOR DISBURSEMENT NO. __________


TO:


         Re: Construction Loan Agreement (the "Agreement"), dated __________, 1997, between Colonial Downs, L.P. ("Borrower") and PNC Bank, National Association ("the Bank")





In accordance with the terms of the Agreement, you are hereby authorized and requested to make disbursement of funds held by you in the amount shown by the attached Cost Certificate [the form to be designated by the Bank], which is incorporated herein by this reference and made a part hereof, and which indicates the item number from the Development Budget from which funds are requested. Attached hereto are invoices supporting the disbursement hereby requested, and lien releases and waivers from the Contractor for the amounts previously disbursed by the Bank for hard costs. All capitalized terms herein have the meanings ascribed to them in this Agreement.





The undersigned hereby certify that:





(i) the labor, services and/or materials covered hereby have been performed upon or furnished in connection with the Improvements;

(ii) all construction of the Improvements to date has been performed in accordance with recognized professional standards, in accordance with the Plans and except as may be permitted under the Agreement, there have been no changes in the Plans, except as have been approved by the Bank in writing;





Borrower hereby certifies that:





(i) to its knowledge, no default and no event or condition which, with the passage of time or the giving of notice, or both, would constitute a default under the Construction Contract has occurred or exists as of the date hereof;





(ii) there have been no changes in the scope or time of performance of the work of construction, nor any extra work, labor or materials ordered or contracted for, except as have been approved by you in writing;

(iii) the Construction Loan proceeds hereby requested for construction costs will pay all sums payable to date for any labor, materials and services furnished in connection with construction of the Improvements;





(iv) all amounts previously disbursed by you for labor, services and/or materials pursuant to previous Requests for Disbursement have been paid to the parties entitled thereto with the proper designation of contract and account for which payment was made;





(v) no change is required in the Development Budget or any category thereof; and





(vi) all conditions of the Agreement to the disbursement of the Construction Loan proceeds hereby requested have been fulfilled, and no Remedies Event and no Conditional Default under the Agreement has occurred or exists as of the date hereof.





                                    BORROWER





                                    By: ________________________________


                                    Title:





                                    ARCHITECT





                                    By:  _______________________________


                                    Title:





CONTRACTOR





By: ______________________________


Title:

                                    EXHIBIT C


               FORMS OF ARCHITECT'S, CONTRACTOR'S [AND ENGINEER'S]


             CONSENTS AND ARCHITECT'S [AND ENGINEER'S CERTIFICATES]


                              CONTRACTOR'S CONSENT





With respect to the project undertaken in connection with that certain Construction Contract (the "Construction Contract"), dated as of
________________ between the undersigned and Colonial Downs, L.P. ("Borrower"), the undersigned, intending to be legally bound, agrees as follows:





1. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Construction Loan Agreement (as hereinafter defined).





2. The undersigned acknowledges that Borrower and PNC Bank, National Association ("Lender") have entered into a Construction Loan Agreement (the "Construction Loan Agreement") in connection with the project described in the Construction Contract. Notwithstanding any conflicting provisions of the Construction Contract, Lender and Borrower may at any time or times establish additional or different conditions to disbursement of loan proceeds under the Construction Loan Agreement and may otherwise modify or amend the terms of the Construction Loan Agreement without the consent of the undersigned and that the undersigned does not and shall not have any right to enforce the Construction Loan Agreement or otherwise to require Lender to disburse any moneys.





3. The undersigned agrees that it will give written notice to Lender of any defaults of Borrower under the Construction Contract at least thirty (30) days prior to suspending or terminating its obligations thereunder.

4. The undersigned agrees that, notwithstanding any terms of the Construction Contract to the contrary and without regard to any default of Borrower under the Construction Contract or any dispute arising with Borrower, Lender or any other person or entity, the undersigned will diligently continue the work of construction of the Improvements so long as the undersigned shall be paid for all actual work performed to the extent (i) such work shall have been approved by the Architect and Inspecting Architect designated by Lender, (ii) such work shall not be disputed by Borrower, (iii) Lender shall not have theretofore made disbursements for such work, and (iv) the lien rights of the undersigned and the lien rights of its subcontractors, sub-subcontractors and materialmen with respect to such work shall have been effectively waived.





5. The undersigned agrees that all payments received from Borrower or from Lender shall be (i) applied against payments due to the undersigned under the Construction Contract and shall not be applied against any other debts of Borrower to the undersigned; (ii) applied against payments due under the Construction Contract in the order which such payments became due; (iii) applied only against payments due and not contested by Borrower or Lender; and (iv) applied to the obligations of undersigned to such subcontractor or materialmen with regard to labor and materials supplied for the construction of the Improvements and not to any other debt owed by undersigned to such subcontractors or materialmen, and the undersigned shall make all payments to its subcontractors and materialmen expressly conditioned upon such application.





6. Lender shall have the right, to the extent of the undersigned's rights therein, to use the Plans prepared for the Improvements and the ideas, designs and concepts contained therein in connection with any such completion of the Improvements without payment of any additional fees or charges to the undersigned for such use.





7. Except as may otherwise be provided in the Loan Agreement, the undersigned shall not make any changes in the Plans or in the Construction Contract (including change orders) without the prior written consent of Lender.





8. The undersigned acknowledges and consents to the collateral assignment of the Construction Contract to Lender on such terms as may be provided in the Construction Loan Agreement and related documents.





9. The undersigned, for itself and all its subcontractors, hereby waives and releases all lien rights under the mechanics' lien laws in connection with all work performed and to be performed on the Land or Improvements.





WITNESS/ATTEST:



                                             By: ______________________________


                                             Title:

                                             Dated as of:

                            CERTIFICATE OF ARCHITECT





The undersigned architect hereby certifies to PNC Bank, National Association(the "Lender") and Colonial Downs, L.P. (the "Borrower") with respect to the "Land", the "Improvements" and the "Plans" identified in the Construction Loan Agreement (the "Agreement") between Lender and Borrower, relative to the financing of the construction of the Improvements located in New Kent County, Virginia as follows:





1. All governmental permits, licenses, approvals and the like ("Permits") required for the construction of the Improvements and all off-site work, including, without limitation, federal, state and local building, fire, safety, energy, environmental and sanitation codes, have been validly issued by the appropriate authorities and are now in full force and effect, or will be issued at the appropriate stage of construction, as follows:





2. Upon completion of the Improvements in accordance with the Plans, the Improvements (i) will comply in all material respects with all applicable environmental, building, fire, health, sanitation and other similar codes and regulations, including, without limitation, state and local building codes; (ii) will constitute first-class construction; and (iii) will comply with _______________ (the "Covenants").





3. Without limiting the generality of any of the foregoing, we further certify as follows:





         (a) We have examined the applicable zoning ordinance and have determined that the Land lies entirely in a _______________ zoning district under said ordinance. We have examined the Covenants and all applicable zoning restrictions and requirements for such district, including use, dimensional, bulk, parking and loading restrictions and requirements, and have determined that the intended use of the Land and Improvements is permitted as a matter of right and that the Improvements, when built according to the Plans, will comply with all applicable zoning laws, ordinances and regulations and the Covenants.

         (b) Satisfactory methods of access to and egress from the Land and Improvements and adjoining public ways are available and sufficient to meet the reasonable needs thereof and to meet all applicable requirements of public authorities. Sanitary water supply and storm sewer and sanitary sewer facilities and other required utilities (gas, electricity, telephone, etc.) likewise are available and sufficient to meet the reasonable needs of the Improvements and all applicable requirements of public authorities and are within the lot lines of the Land.





4. Without limiting the generality of the foregoing, we further certify as follows:


         (a) If constructed in accordance with the Plans, the Improvements will have a total gross floor area of _______ square feet and ______ standard-size parking spaces.


         (b) When constructed in accordance with the Plans, the Improvements will be served by off-street loading spaces, each space to be _______ feet in width and ______ feet in length.


         (c) If constructed in accordance with the Plans, emissions from the Improvements will not result in a violation of New Source Performance Standards or National Emission Standards for Hazardous Air Pollutants or any other violation under CFR Title 40, Parts 60 and 61.


         (d) If constructed in accordance with the Plans, discharge from the Improvements will not result in a violation of effluent standards, prohibitions, pretreatment or other standards under the provisions of the Federal Water Pollution Act, 33 U.S.C. Sections 1251 et seq., or the regulations thereunder.


This certificate is being given to Lender and Borrower in connection with the Agreement between Lender and Borrower for the purpose of financing the construction of the Improvements. Lender may rely upon this certificate in entering into the Agreement.




WITNESS:



_____________________________                By: ______________________________


                                             Title:

                               ARCHITECT'S CONSENT





With respect to the project undertaken in connection with that certain Construction Loan Agreement (the "Construction Loan Agreement"), dated as of ___________ between PNC Bank, National Association (the "Lender") and Colonial Downs, L.P. (the "Borrower"), the undersigned, intending to be legally bound, agrees as follows:



1. Lender shall have the right to use the Plans and the ideas, designs and concepts contained therein in connection with the completion of the Improvements without payment of any additional fees or charges to the undersigned for such use.



2. The undersigned hereby acknowledges and consents to the Collateral Assignment from Borrower to Lender of that certain ________________ dated
___________________ between undersigned and the Borrower (the "Agreement").



3. The undersigned shall not make any changes in the Plans or the Agreement without the prior written consent of Lender and shall immediately notify Lender of any changes of which undersigned may become aware.



4. The undersigned hereby waives and releases all lien rights under the mechanics' lien laws for services rendered in connection with all work performed and to be performed on the Land, including the preparation of plans and specifications for and supervision of said work.



5. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Construction Loan Agreement.





WITNESS/ATTEST:



______________________________               By: ______________________________


                                             Title:

                                             Dated as of:

                                    EXHIBIT D


                              REQUEST FOR EXTENSION

                                    EXHIBIT E


                              ITEMS TO BE SUPPLIED





1.       Title and Collateral Matters


 (a) a current in form acceptable to the Bank, land title survey of the Land, certified by a registered surveyor approved by Bank, such certification to be addressed to Bank and the title company issuing Bank's title insurance policy and (i) to show the location and area covered by all building lines affecting the Land, the location and area of all easements encumbering and/or benefiting the Land, the relation of the Land to public thoroughfares for access purposes, the location and dimension of the Improvements and all other physical conditions on the Land and any encroachments of the Improvements or other physical conditions upon any easements, building lines or property boundary lines, (ii) to state whether the Land or any portion thereof is located in any federally designated flood plain area and, if so, to locate on the survey such portion of the Land so designated (provided that such flood certification need not be included to the extent a similar certification is made in a letter from the Engineer delivered to the
         Bank), and (iii) to show the dimension and location of all parking areas, drives, easements and rights-of-way and the location of adjoining streets and distances to the nearest intersecting street;


 (b) a legal description of the Land and all easements, compatible with the above-mentioned survey and sufficient for the purpose of the Deed of Trust;


(c) evidence in such form as Bank may require of (i) satisfactory subdivision of the Land and zoning for the Improvements; (ii) the issuance of all necessary permits, licenses and approvals to occupy and operate the Improvements, including, without limitation, all permits, licenses and approvals required under federal, state or local laws or regulations with respect to subdivision, highway access, drainage, zoning, safety, building, occupancy, fire protection, environmental, energy and similar matters; and (iii) the availability of means of access to and from the Land by means of easements benefiting the same;


(d) evidence in such form as Bank may require, including without limitation engineering and soils reports, environmental assessment reports, reports and clearances from governmental agencies, chain of title searches and certifications of Borrower, that the Property is free from all asbestos and hazardous waste and all materials regulated by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or by any other federal, state or local law, statute, regulation, ordinance, code or order;

 (e) a title insurance binder, together with a specimen policy issued by a title insurance company acceptable to Bank, pursuant to which said title insurance company will on the Closing Date issue an ALTA 1992 lender's policy of title insurance insuring the Deed of Trust in the principal sum secured thereby, and such portion thereof as shall be advanced from time to time, as a first lien as aforesaid upon fee simple title to the Project and all appurtenances thereto (including such easements and appurtenances as may be required by Bank), subject only to such exceptions as may be approved in writing by Bank, with endorsements thereto as to such matters as Bank may designate, including, without limitation, revolving credit, contiguity of the Land with all easements and public roads, doing business requirements of Bank and Borrower, and compliance with laws governing zoning, subdivision and land use;


 (f) evidence in such form as Bank may require (including the actual policies and evidence of payment of premiums) that all types of hazard and builders risk insurance (including business interruption insurance, loss of rental income insurance, malicious mischief insurance and flood insurance if in a federal flood prone area) available with respect to the Improvements, public liability and property damage insurance with respect to the Land and Improvements, and contractor's liability and workmen's compensation insurance are in force and will continue in force so long as the Loan is outstanding (the policies for such insurance to be in form, in amounts and with companies satisfactory to Bank, and all hazard policies to have attached to them mortgage clauses in favor of Bank);


 (g) an opinion or opinions of counsel acceptable to Bank and its counsel (including local counsel), to be delivered on the closing date in form and scope satisfactory to Bank, to the effect (in addition to other matters which Bank may require to be favorably addressed) that (i) Borrower and all Guarantors (other than individuals) are duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their formation; (ii) Borrower and all Guarantors (other than individuals) are duly qualified to do business in the jurisdiction in which the Land is located, and Borrower and all Guarantors have all requisite power and authority to operate the Project and to enter into, perform and consummate all aspects of the transactions contemplated hereby; (iii) neither the making of the Loan nor the realization on Bank's collateral for the Loan in the jurisdiction in which the Land is located is deemed to be the doing of business by Bank in such jurisdiction; (iv) the Loans and the making thereof are not subject to any state or local taxes; (v) all Loan Documents and other documents to be executed by or on behalf of Borrower or any Guarantor have been duly executed and are valid and binding upon and enforceable against the Borrowers and Guarantors parties thereto (other than Bank) in accordance with the respective terms of each, except as the same may be limited by bankruptcy, insolvency and similar laws affecting the rights of creditors generally; (vi) there is no action, proceeding or investigation pending or to the knowledge of counsel threatened (or any basis therefor known to counsel) which questions the validity of the Loan or the transactions contemplated hereby or the ability of Borrower or any Guarantor from performing their respective obligations under the Loan Documents; (vii) the performance of and compliance with the provisions hereof and the other documents referred to herein will not result in or be in conflict with or constitute a default under any agreement, instrument, document, decree, order of which counsel is aware or any federal, state or local law, statute, rule, regulation or ordinance applicable to or affecting Borrower or any Guarantor; (viii) no consent, approval, order or authorization of, or registration or filing with, any governmental or public body or authority is required in connection with the acceptance hereof, the Loan or the matters contemplated hereby; and (ix) the Loan shall not violate the usury or other laws of the Commonwealth of Virginia or of any other jurisdiction relating to the maximum rate of interest;


(h) if Borrower or any Guarantor is a corporation, copies of the articles of incorporation, by- laws and resolutions of each such entity, such articles of incorporation to be certified as of a recent date by the Secretary of State of the jurisdiction of formation of each such entity, and such by-laws and resolutions to be certified as of the closing date, in such manner as Bank may require, by the secretary of each such entity;


(i) if Borrower or any Guarantor is a corporation or other entity, good standing certificates (to the extent available with respect to such entity) of a recent date and to be made by the Secretary of State of the jurisdiction in which such entity was formed and of the jurisdiction in which the Project is located;


(j) if Borrower or any Guarantor is a partnership, trust, association or other entity, copies of all agreements, documents and instruments pertaining to the formation of each such entity, including limited partnership certificates in the case of limited partnerships, certified as of the closing date in such manner and by such persons as Bank may require;


(k) if Borrower or any Guarantor is a partnership, trust, corporation, association or other entity, certificates, to be dated as of the closing date, of the partners, trustees, officers or other members, officials or persons, as the case may be, of each such entity as to the identity and incumbency of partners, trustees, officers, members and other persons pertaining to such entity and as to such other matters as Bank may require;


(l) if Borrower or any Guarantor is any other type of entity or association, a copy of all documents and agreements relating to the formation or governance thereof, certified as of the closing date by such representative and in such manner as may be designated by Bank;


(m) if any partner, trustee or other representative of Borrower or any Guarantor is other than an individual, the documents referred to above with respect to such entity;


(n) an estoppel certificate and subordination and attornment agreement from each of the tenants of the Project;

(o)      copies of all leases and operating contracts affecting the Project;


(p)      a report from a structural engineer with respect to the Improvements;


(q) a copy of any liquor license used in connection with the operation of the Project;


(r) copies of any equipment leases with respect to personal property and fixtures used in connection with the operation of the Project;


(s) copies of any franchise, advertising, concession, simulcasting, or management agreements entered into by the Borrower with respect to the Project;


(t) estoppel letters from any equipment lessors, franchisors, management companies and parties to material operating contracts;


(u) all documentation relating to the off-track betting facilities of the Borrower;


(v) copies of all licenses, permits and approvals required for the operation of a horse racing track and the Borrower's off-track betting facilities;


(w) any agreements entered into by Borrower with any horsemen's organizations;


(x) evidence of the contribution of equity to Holdings from the net proceeds of the sale of stock in an amount of at least $37,165,311;


(y) evidence of the contribution of convertible equity in the amount of at least $5,500,000;


(z)      evidence of the contribution of the Land to Holdings;


(aa)     all documentation relating to the Equipment Financing.


2.       Construction Documentation:


(a) Development Budget approved by the Bank and Inspecting Architect, to be certified by Borrower as of the Closing Date to be true, correct and complete, and in form, scope and content acceptable to the Bank, and showing all costs of development of the Land, the construction and equipping of the Improvements, financing fees, and all other items of cost incidental thereto, which costs shall be subject to the approval of the Bank;


(b) a signed copy of the Construction Contract and all subcontracts pursuant to which the Improvements will be constructed by the Contractor, which Construction Contract shall be subject to review and approval by the Bank, and the Construction Contract shall contain, inter alia, the following provisions: (i) all labor, supervision, materials, supplies and equipment necessary to complete the Improvements in accordance with the Plans shall be furnished on or before a date satisfactory to the Bank for a maximum sum acceptable to the Bank, (ii) except as set forth in this Agreement, no changes in the Construction Contract, the Improvements or the Plans shall be effective unless approved in writing by the Bank, (iii) to the fullest extent permitted by Law, waivers by Contractor and all subcontractors and materialmen of the right to file mechanics' liens; (iv) prior to final completion of the Improvements and the issuance of all occupancy permits, retainage shall be withheld in connection with interim payments thereunder in the amounts set forth in Section 6.6 of this Agreement; (v) the Contractor shall furnish complete releases of liens from the Contractor prior to each disbursement of Construction Loan proceeds for all work done for which Loan proceeds have been previously disbursed and prior to final payment under the Construction Contract; and (vi) the Construction Contract shall be assigned to the Bank on the terms specified by the Bank;


(c) a consent from the Contractor addressed to the Bank in the form attached hereto as Exhibit C-1;


(d) payment and performance bonds with respect to the Construction Contract in amounts, in form and from a surety or sureties as set forth in
         Section 4.21 hereof, together with dual obligee riders naming the Bank;


(e) a copy of the Architect's Agreement between Borrower and the Architect approved by the Bank with respect to the construction of the Improvements;


(f) a consent from the Architect addressed to the Bank in the form attached hereto as Exhibit C;


(g) a certificate to be dated as of the date of the Closing Date from the Architect in the form attached hereto as Exhibit C (in addition to other matters which the Bank may require to be favorably addressed);


(h) a copy of the Engineer's Agreement between Borrower and Engineer approved by the Bank with respect to the construction of the Improvements;

(i) a consent from the Engineer addressed to the Bank in the form attached hereto as Exhibit C; and


(j) a certificate to be dated as of the date of the Closing Date from the Engineer in the form attached hereto as Exhibit C (in addition to other matters which the Bank may require to be favorably addressed).


3.       Plans and Permits:


(a) complete sets of the Plans designating manufacturer and model number of all equipment and furnishings, all approved and signed for identification purposes by Borrower, Architect and Engineer, and all Plans shall be approved by the Bank and Inspecting Architect, and all governmental authorities and other parties having a right of approval in connection therewith;


(b) evidence in such form as the Bank may require of the valid issuance of all necessary permits, except for such permits which are not customarily issued until a later stage of construction, licenses and approvals to construct and, to the extent generally available at such stage, to occupy and operate the Improvements, including without limitation all permits, licenses and approvals required under federal, state or local laws or regulations with respect to subdivision, highway access, drainage, zoning, safety, building, occupancy, fire protection, environmental, energy and similar matters.


(c) such other instruments and documents as the Bank shall reasonably require to evidence and secure the Loan and to comply with the provisions hereof and the requirements of regulatory authorities to which the Bank is subject, all of which shall be satisfactory in form, content and substance to the Bank.

                                    EXHIBIT F